- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------



                                CREDIT AGREEMENT


                                      among


                        CABLEVISION OF FRAMINGHAM, INC.,


                               The Several Lenders
                        from Time to Time Parties Hereto,


                         THE CHASE MANHATTAN BANK, N.A.,
                                    as Agent


                                       and


                                   CIBC INC.,
                                   as Co-Agent


                            DATED AS OF JUNE 15, 1994


- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1    DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2    OTHER DEFINITIONAL PROVISIONS. . . . . . . . . . . . . . . . . .  17

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS. . . . . . . . . . . . . . . . .  18
     2.1  REVOLVING CREDIT COMMITMENTS . . . . . . . . . . . . . . . . . . .  18
     2.2  REVOLVING CREDIT NOTES . . . . . . . . . . . . . . . . . . . . . .  18
     2.3  PROCEDURE FOR REVOLVING CREDIT BORROWING . . . . . . . . . . . . .  19
     2.4  FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     2.5  TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. . . . . . . . .  20
     2.6  TERM LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     2.7  TERM NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     2.8  PROCEDURE FOR TERM LOAN BORROWING. . . . . . . . . . . . . . . . .  21
     2.9  OPTIONAL AND MANDATORY PREPAYMENTS . . . . . . . . . . . . . . . .  22
     2.10  CONVERSION AND CONTINUATION OPTIONS . . . . . . . . . . . . . . .  23
     2.11  MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. . . . . . . . . .  23
     2.12  INTEREST RATES AND PAYMENT DATES. . . . . . . . . . . . . . . . .  24
     2.13  COMPUTATION OF INTEREST AND FEES. . . . . . . . . . . . . . . . .  24
     2.14  INABILITY TO DETERMINE INTEREST RATE. . . . . . . . . . . . . . .  25
     2.15  PRO RATA TREATMENT AND PAYMENTS . . . . . . . . . . . . . . . . .  26
     2.16  ILLEGALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     2.17  REQUIREMENTS OF LAW . . . . . . . . . . . . . . . . . . . . . . .  27
     2.18  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     2.19  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 3.  LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . .  30
     3.1  LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . .  30
     3.2  PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. . . . . . . . . . . .  31
     3.3  L/C PARTICIPATIONS . . . . . . . . . . . . . . . . . . . . . . . .  31
     3.4  FUNDING OF LENDER LETTERS OF CREDIT. . . . . . . . . . . . . . . .  31
     3.5  REIMBURSEMENT OBLIGATION OF THE BORROWER . . . . . . . . . . . . .  32
     3.6  LETTER OF CREDIT FEE.. . . . . . . . . . . . . . . . . . . . . . .  33
     3.7  CONDITIONS TO ISSUANCE . . . . . . . . . . . . . . . . . . . . . .  33
     3.8  REIMBURSEMENT OF COSTS AND EXPENSES. . . . . . . . . . . . . . . .  33
     3.9.  OBLIGATIONS NOT AFFECTED. . . . . . . . . . . . . . . . . . . . .  34
     3.10.  APPLICATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 4.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  34
     4.1  NO CHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     4.2  EXISTENCE; COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . .  34
     4.3  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     4.4  POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. . . . . . . . . . .  35
     4.5  NO LEGAL BAR . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     4.6  NO MATERIAL LITIGATION . . . . . . . . . . . . . . . . . . . . . .  36
     4.7  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     4.8  OWNERSHIP OF PROPERTY; LIENS . . . . . . . . . . . . . . . . . . .  36
     4.9  FRANCHISES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     4.10  ABSENCE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .  36
     4.11  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     4.12  FEDERAL REGULATIONS . . . . . . . . . . . . . . . . . . . . . . .  37

                                                                            PAGE
                                                                            ----
     4.13  INVESTMENT COMPANY ACT; OTHER REGULATIONS . . . . . . . . . . . .  37
     4.14  PURPOSE OF LOANS. . . . . . . . . . . . . . . . . . . . . . . . .  37
     4.15  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . .  37
     4.16  LINES OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 5.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .  39
     5.1  CONDITIONS TO INITIAL EXTENSION OF CREDIT. . . . . . . . . . . . .  39
     5.2  CONDITIONS TO EACH EXTENSION OF CREDIT . . . . . . . . . . . . . .  43

SECTION 6.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . .  43
     6.1  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . .  43
     6.2  CERTIFICATES; OTHER INFORMATION. . . . . . . . . . . . . . . . . .  44
     6.3  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE . . . . . . . . .  45
     6.4  MAINTENANCE OF PROPERTY; INSURANCE . . . . . . . . . . . . . . . .  45
     6.5    INTEREST RATE PROTECTION . . . . . . . . . . . . . . . . . . . .  45
     6.6  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS . . . . . .  46
     6.7  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     6.8  ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 7.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .  47
     7.1  FINANCIAL CONDITION COVENANTS. . . . . . . . . . . . . . . . . . .  47
     7.2  LIMITATION ON INDEBTEDNESS . . . . . . . . . . . . . . . . . . . .  48
     7.3  LIMITATION ON GUARANTEES . . . . . . . . . . . . . . . . . . . . .  48
     7.4  LIMITATION ON LIENS. . . . . . . . . . . . . . . . . . . . . . . .  49
     7.5  LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. . . . . . . . . . .  49
     7.6    LIMITATION ON MODIFICATIONS OF CERTAIN DOCUMENTS . . . . . . . .  49
     7.7  LIMITATION ON RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . .  50
     7.8  LIMITATION ON FUNDAMENTAL CHANGES. . . . . . . . . . . . . . . . .  50
     7.9  LIMITATION ON SALE OF ASSETS . . . . . . . . . . . . . . . . . . .  50
     7.10  LIMITATION ON TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . .  51
     7.11  LIMITATION ON NEGATIVE PLEDGE CLAUSES . . . . . . . . . . . . . .  51
     7.12  LIMITATION ON MANAGEMENT FEES AND G&A ALLOCATIONS . . . . . . . .  51
     7.13  LIMITATION ON SALES AND LEASEBACKS. . . . . . . . . . . . . . . .  52
     7.14  LIMITATION ON CHANGES IN FISCAL YEAR. . . . . . . . . . . . . . .  52
     7.15  LIMITATION ON OPTIONAL PAYMENTS ON PARENTS' LOANS . . . . . . . .  52
     7.16  LIMITATION ON LINES OF BUSINESS . . . . . . . . . . . . . . . . .  52
     7.17  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 8.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 9.  THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     9.1  APPOINTMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     9.2  DELEGATION OF DUTIES . . . . . . . . . . . . . . . . . . . . . . .  57
     9.3  EXCULPATORY PROVISIONS . . . . . . . . . . . . . . . . . . . . . .  57
     9.4  RELIANCE BY AGENT. . . . . . . . . . . . . . . . . . . . . . . . .  57
     9.5  NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .  58
     9.6  NON-RELIANCE ON AGENT AND OTHER LENDERS. . . . . . . . . . . . . .  58
     9.7  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.8  AGENT IN ITS INDIVIDUAL CAPACITY . . . . . . . . . . . . . . . . .  59

                                                                            PAGE
                                                                            ----
     9.9  SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  60
     10.1  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . . .  60
     10.2  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     10.3  NO WAIVER; CUMULATIVE REMEDIES. . . . . . . . . . . . . . . . . .  61
     10.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . .  61
     10.5  PAYMENT OF EXPENSES AND TAXES . . . . . . . . . . . . . . . . . .  61
     10.6  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. . . . . .  62
     10.7  ADJUSTMENTS; SET-OFF. . . . . . . . . . . . . . . . . . . . . . .  64
     10.8  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     10.9  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     10.10  INTEGRATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     10.11  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .  66
     10.12  SUBMISSION TO JURISDICTION; WAIVERS. . . . . . . . . . . . . . .  66
     10.13  WAIVERS OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . .  66
     10.14  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . .  66
     10.15  INTERCREDITOR MATTERS. . . . . . . . . . . . . . . . . . . . . .  67

SCHEDULES

Schedule I    The Borrower, the Agent and the Issuer
Schedule II   Lenders and Commitment Amounts
Schedule III  Environmental Matters
Schedule IV   Franchises
Schedule V    Legal Bars


EXHIBITS

Exhibit A     Form of Revolving Credit Note
Exhibit B     Form of Term Note
Exhibit C     Form of Security Agreement
Exhibit D     Form of Borrowing Request
Exhibit E     Form of Continuation/Conversion Notice
Exhibit F     Form of Subordination Agreement
Exhibit G     Form of Subscribers Certificate
Exhibit H     Form of Compliance Certificate
Exhibit I     Form of Assignment and Acceptance
Exhibit J     Form of Stock Pledge Agreement
Exhibit K     Form of Management Agreement

          CREDIT AGREEMENT, dated as of June 15, 1994, among CABLEVISION OF FRAMINGHAM, INC., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), THE CHASE MANHATTAN BANK, N.A., as agent for the Lenders hereunder (in such capacity, the "AGENT") and CIBC INC., as co-agent for the Lenders hereunder (in such capacity, the "CO-AGENT").

          The parties hereto hereby agree as follows:


                             SECTION 1.  DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors or other persons performing similar functions of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; PROVIDED, that no individual shall be deemed an Affiliate of a corporation or partnership solely by reason of his or her being an officer, director or partner of such entity, except in the case of a partner if his or her interests in such partnership shall qualify him or her as an Affiliate.

          "AGENT":  as defined in the preamble to this Agreement.

          "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "ANNUALIZED OPERATING CASH FLOW": as at any date on or after September 30, 1994, the product of Operating Cash Flow for the fiscal quarter ended on or most recently prior to such date multiplied by four.

          "APPLICABLE MARGIN": for each Type of Loan during any fiscal quarter, the rate per annum set forth under the relevant column heading below opposite the Cash Flow Ratio ("X") as at the end of the most recently preceding fiscal quarter in respect of which a Compliance Certificate shall have been delivered pursuant to subsection 6.2(b):

                                       CHASE
                                     ALTERNATE
                                     BASE RATE          EURODOLLAR
          CASH FLOW RATIO              LOANS               LOANS
          ---------------            ---------          ----------
          X > 6.0                      1.000%              2.000%
          6.0 > X > 5.5                0.750               1.750
          5.5 > X > 5.0                0.625               1.625
          5.0 > X > 4.5                0.500               1.500
          X < 4.5                      0.250               1.250

     ; PROVIDED that in the event no Compliance Certificate shall have been previously delivered, then the Cash Flow Ratio shall be deemed to be greater than 6.0.

          "APPLICATION": an application, in such form as the Issuer may specify from time to time, requesting the Issuer to open a Letter of Credit.

          "ASSIGNEE":  as defined in subsection  10.6(c).

          "AVAILABLE REVOLVING COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding PLUS
     (ii) such Lender's Revolving Commitment Percentage of the L/C Obligations then outstanding.

          "BORROWER":  as defined in the preamble to this Agreement.

          "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.3 or 2.8 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "BORROWING REQUEST": a certificate of a Responsible Officer substantially in the form of Exhibit D.

          "BUSINESS":  as defined in subsection 4.15.

          "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "CABLE ACT": the Cable Television Consumer Protection Act of 1992 and the rules and regulations promulgated thereunder from time to time.

          "CABLE ACT EFFECTS": (i) reductions in existing rates and charges and projected rates and charges, or rebates, refunds or similar payments, resulting from the regulation of rates and charges as provided for or contemplated by the Cable Act; (ii) changes required in billing and collection practices as provided for or contemplated by the Cable Act; (iii) programming, compensation payments and other business changes and charges resulting from the "must carry" and "retransmission consent" provisions of the Cable Act; (iv) increased competition resulting from the Cable Act, including from the program access requirements thereof; (v) changes in franchise award and renewal practices as provided for in or contemplated by the Cable Act; (vi) costs and technological and business changes resulting from compliance with the equal employment opportunity, customer service, consumer protection, customer privacy, home wiring, equipment compatibility and technical standards provisions of the Cable Act; (vii) costs and liabilities resulting from the provisions governing indecent and obscene programming in or contemplated by the Cable Act; and (viii) other effects directly resulting from the Cable Act.

          "CAPITAL EXPENDITURES": expenditures that are required to be capitalized for financial reporting purposes in accordance with GAAP.

          "CAPITAL LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CASH EQUIVALENTS": (i) marketable, direct obligations of the United States of America maturing within 365 days of the date of purchase, (ii) commercial paper rated "P-1" or better by Moody's Investors Service or with a comparable rating from another nationally recognized rating service, and
     (iii) certificates of deposit issued by and demand deposits with any Lender or a United States national or state bank having capital, surplus and undivided profits totalling more than $100,000,000 maturing within 365 days of the date of purchase.

          "CASH FLOW RATIO": as at any date, the ratio of (i) Total Debt at such date to (ii) Annualized Operating Cash Flow at such date.

          "CHASE":  The Chase Manhattan Bank, N.A.

          "CHASE ALTERNATE BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors); and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it, or if such day is not a Business Day, the rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Chase Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Chase Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "CHASE ALTERNATE BASE RATE LOANS": Loans the rate of interest applicable to which is based upon the Chase Alternate Base Rate.

          "CLOSING DATE": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied.

          "CO-AGENT":  as defined in the preamble to this Agreement.

          "CODE": the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL": all assets of the the Borrower and the CSC Parent, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document or any assets with respect to which Liens may be created in the future pursuant to any Security Document.

          "COMMITMENT": with respect to any Lender, the collective reference to such Lender's Revolving Commitment and Term Loan Commitment.

          "COMMITTED PERCENTAGE": as to any Lender at any time, the percentage representing a fraction the numerator of which is the sum of (i) the aggregate principal amount of such Lender's Term Loans then outstanding PLUS (ii) the Revolving Commitment of such Lender (or, at any time after the Revolving Commitments shall have expired or been terminated, the sum of
     (x) the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding PLUS (y) such Lender's Revolving Commitment Percentage of all L/C Obligations then outstanding), and the denominator of which is the sum of (i) the aggregate principal amount of Term Loans of all Lenders then outstanding PLUS (ii) the aggregate Revolving Commitments of all Lenders (or, at any time after the Revolving Commitments shall have expired or been terminated, the sum of (x) the aggregate principal amount of Revolving Credit Loans of all Lenders then outstanding PLUS (y) the aggregate amount of L/C Obligations of the Issuer and all Lenders then outstanding).

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "COMPLIANCE CERTIFICATE": a certificate of a Responsible Officer substantially in the form of Exhibit H.

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONTINUATION/CONVERSION NOTICE": a certificate of a Responsible Officer substantially in the form of Exhibit E.

          "CSC PARENT": Cablevision of Framingham Holdings, Inc., a Delaware corporation.

          "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DIRECT CHARGES": all charges for specifically identified services necessary in connection with the business of the Borrower provided for and to the Borrower or its subsidiaries, whether provided by the Manager or third parties (including without limitation, accounting services, legal services, engineering services, pro rata charges under contracts entered into by the Manager or any of its affiliates for and on behalf of the Manager or its affiliates, PROVIDED that the Borrower received documentable benefits under such contracts).

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "ENVIRONMENTAL LAWS": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health from exposure to Hazardous Materials or the environment, as now or may at any time during the effectiveness of this Agreement be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan of any Lender, the aggregate (without duplication) of the rates (expressed as a decimal fraction) at which such Lender is actually required to maintain reserves on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                          EURODOLLAR BASE RATE
             ----------------------------------------
             1.00 - Eurocurrency Reserve Requirements

          "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "EXCESS CASH FLOW": for any period, the total of the following items for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (i) Operating Cash Flow MINUS
     (ii) Total Debt Service MINUS (iii) Capital Expenditures MINUS (iv) tax expense paid in cash MINUS (v) net increases in working capital PLUS (vi) net decreases in working capital MINUS (vii) payments of principal and interest made on the Parents' Loans to the extent permitted hereunder.

          "FCC": the Federal Communications Commission or any Governmental Authority which succeeds to its duties and functions.

          "FINAL MATURITY DATE":  June 30, 2002.

          "FIXED CHARGE COVERAGE RATIO": (a) as at any date on or after June 30, 1995, the ratio of (i) Operating Cash Flow for the period of two consecutive fiscal quarters ended on or most recently prior to such date to
     (ii) Fixed Charges for such period of two consecutive fiscal quarters.

          "FIXED CHARGES": for any period, the sum of the following for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (i) Total Interest Expense PLUS (ii) required principal payments made on the Term Loans PLUS (iii) Capital Expenditures PLUS (iv) aggregate taxes paid or incurred.

          "FRANCHISE": a franchise, license or other authorization or right to construct, own, operate, promote and/or otherwise exploit any cable television system granted by the FCC or any state, county, city, town, village or other local governmental authority.

          "G&A ALLOCATIONS": fees in the nature of general and administrative allocations paid pursuant to the Management Agreement by the Borrower and any of its Subsidiaries to the Manager or any of its Subsidiaries or any other Affiliate of the Borrower.

          "GAAP": generally accepted accounting principles in the United States of America in effect on March 31, 1994; PROVIDED that financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles in the United States of America in effect from time to time, so long as any departure from the principles in effect on March 31, 1994 shall be approved in writing by the Borrower's independent certified public accountants.

          "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE":  as defined in subsection 7.3.

          "HAZARDOUS MATERIALS": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

          "INDEBTEDNESS": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of letters of credit or acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) net liabilities of such Person under Interest Rate Protection Agreements and (g) any Guarantee by such Person of the Indebtedness of any other Person.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT":  pertaining to a condition of Insolvency.

          "INTEREST COVERAGE RATIO": (a) as at any date on or after December 31, 1994, the ratio of (i) Operating Cash Flow for the period of two consecutive fiscal quarters ended on or most recently prior to such date to
     (ii) Total Interest Expense for such period of two consecutive fiscal quarters; and (b) as at any date prior to December 31, 1994, the ratio of
     (i) Operating Cash Flow for the period
     commencing with the Closing Date and ending on such date (the "STUB PERIOD") to (ii) Total Interest Expense for the Stub Period.

          "INTEREST PAYMENT DATE": (a) as to any Chase Alternate Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

          "INTEREST PERIOD":  with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, subject to availability as determined in the sole discretion of each of the Lenders, nine months thereafter, as selected by the Borrower in its Borrowing Request or Continuation/ Conversion Notice, as the case may be, given with respect thereto; and

              (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or, subject to availability as determined in the sole discretion of each of the Lenders, nine months thereafter, as selected by the Borrower by irrevocable notice in the form of a Continuation/ Conversion Notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     PROVIDED that the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Final Maturity Date shall end on the Final Maturity Date; and

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "INTEREST RATE PROTECTION AGREEMENT": an interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "ISSUER": with respect to any Letter of Credit, the Lenders in their capacities as issuers of such Letter of Credit or Chase in its capacity as issuer of such Letter of Credit, as the case may be.

          "L/C COMMITMENT":  $2,000,000.

          "L/C FEE PAYMENT DATE": the last Business Day of each March, June, September and December.

          "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(b) or 3.5(d).

          "LENDERS":  as defined in the preamble to this Agreement.

          "LETTER OF CREDIT": a letter of credit issued by Chase or the Lenders, as the case may be, pursuant to subsection 3.1.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

          "LOAN":  any loan made by any Lender pursuant to this Agreement.

          "LOAN DOCUMENTS": this Agreement, the Notes, the Applications, the Subordination Agreement and the Security Documents.

          "LOAN PARTIES": the Borrower, the CSC Parent, the WP Parent and each Subsidiary of the Borrower which is a party to a Loan Document.

          "MAJORITY LENDERS": at any time, Lenders the Committed Percentages of which aggregate at least 66-2/3%.

          "MANAGEMENT AGREEMENT": the Management Agreement, to be dated as of the Closing Date, between the Borrower and Cablevision Systems Corporation, substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.6.

          "MANAGEMENT FEES": amounts payable by the Borrower or any Subsidiary to any Person (including, without limitation, the Manager or any other Affiliate of the Borrower) on account of compensation, fees, salary or otherwise, for providing management or supervisory services.

          "MANAGER": Cablevision Systems Corporation, a Delaware corporation, or any successor thereto under the Management Agreement and the Subordination Agreement; PROVIDED that (i) any such successor shall be reasonably acceptable to the Majority Lenders and (ii) such successor Manager shall become a party to and agree to the terms of the Subordination Agreement.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business of the Borrower and its Subsidiaries taken as a whole or on the operations or financial condition of the Borrower and its Subsidiaries taken as a whole on a consolidated basis in accordance with generally accepted accounting principles or (b) the validity or enforceability of this Agreement, any of the Notes, any Application or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder, except, in either case, as may result from Cable Act Effects or from matters disclosed in the Purchase Agreement (including the schedules and exhibits thereto) as in effect on the date hereof.

          "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, to the extent defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET CASH PROCEEDS": the gross proceeds received by the Borrower or any Subsidiary from any voluntary or involuntary disposition of assets less the sum of (i) all legal, title, recording and transfer tax expenses, commissions and other customary fees and expenses incurred, and all other federal, state and local taxes assessed, in connection therewith, (ii) the principal amount of, premium, if any, and interest on any Indebtedness (other than the Loans and the L/C Obligations) which is secured by the asset disposed of and which is required to be repaid in connection with such disposition and (iii) that portion of such gross proceeds constituting insurance recoveries, litigation awards and proceeds of other involuntary dispositions to the extent that such amounts are reinvested by the Borrower in assets substantially similar to the assets in respect of which such amounts were paid within 90 days of the receipt thereof. If any amount payable to the Borrower or any Subsidiary in respect of any such disposition shall be or become evidenced by any promissory note or other negotiable or non-negotiable instrument, such note or instrument shall within ten days of the receipt thereof by the Borrower or such Subsidiary, be delivered and duly endorsed in a manner satisfactory to, and held pending payment thereon by, the Agent. The cash proceeds received on any such note or instrument shall thereupon constitute Net Cash Proceeds.

          "NON-EXCLUDED TAXES":  as defined in subsection 2.18.

          "NOTES": the collective reference to the Revolving Credit Notes and the Term Notes.

          "OPERATING CASH FLOW": for any period, the sum of the following for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (i) consolidated net income PLUS (ii) all amounts (without duplication) deducted in determining such consolidated net income for (A) interest expense, both expensed and capitalized, (B) depreciation expense, (C) amortization expense, (D) tax expense, (E) expenses related to non-cash compensation in respect of the Borrower's employee incentive stock programs (but only to the extent that such expenses do not exceed in the aggregate for any fiscal year or part thereof 4% of the Operating Cash Flow for the immediately preceding fiscal year or corresponding part thereof, as the case may be), (F) all other non-cash expenses and (G) Management Fees to the extent accrued but not paid and subordinated pursuant to the Subordination Agreement.

          "PARENTS":  the collective reference to the CSC Parent and the WP
     Parent.

          "PARENTS' LOANS": the subordinated loans to be made by the CSC Parent and the WP Parent to the Borrower on or prior to the Closing Date in an aggregate principal amount of $1,000,000, which subordinated loans shall be subject to the terms and provisions of the Subordination Agreement and shall be evidenced by promissory notes containing terms and conditions reasonably satisfactory to the Lenders.

          "PARTICIPANT":  as defined in subsection 10.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PERMITTED LIENS": with respect to any Person: (i) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review (and as to which any foreclosure or other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iii) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings (and as to which foreclosure or other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iv) Liens in favor of issuers of performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business (but only if junior to the Liens created by the Security Documents); (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of such Person; or (vi) Liens under the Pole Rental Leases on cables and other property affixed to transmission poles.

          "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "POLE RENTAL LEASES": leases under which the Borrower and its Subsidiaries have the right to use telephone or utility poles, conduits or trenches for the purpose of supporting or housing cables of the System.

          "PROPERTIES":  as defined in subsection 4.15.

          "PURCHASE AGREEMENT": the collective reference to (i) the Asset Purchase Agreement, dated as of October 26, 1993, between Framingham Cablevision Associates, Limited Partnership, and Cablevision MFR, Inc., as amended and assigned to Cablevision of Framingham Holdings Inc., by Amendment No. 1 thereto, dated as of April 6, 1994, and as further amended by Amendment No. 2 thereto, dated as of June 3, 1994; and (ii) the Master Agreement, dated as of October 26, 1993, between Cablevision MFR, Inc., Monmouth Cablevision Associates, Framingham Cablevision Associates Limited Partnership and Riverview Cablevision Associates, L.P., as amended and assigned to Cablevision of Framingham Holdings Inc., by Amendment No. 1 thereto, dated as of April 6, 1994, and as further amended by Amendment No. 2 thereto, dated as of June 3, 1994.

          "REFERENCE LENDERS":  Chase and CIBC Inc.

          "REGISTER":  as defined in subsection 10.6(d).

          "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuer pursuant to subsection 3.5(b) or 3.5(d) for amounts drawn under Letters of Credit.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
     Section 2615.

          "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws, partnership agreement or other organizational or governing documents of such Person, any Franchise granted to such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER": the chief executive officer, the president and any vice president of the Borrower or, with respect to financial matters, the chief financial officer, the treasurer and any assistant treasurer of the Borrower.

          "RESTRICTED PAYMENT":  as defined in subsection 7.7.

          "REVOLVING COMMITMENT": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name under the heading "Revolving Commitment" on Schedule II, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          "REVOLVING COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage representing a fraction the numerator of which is such Lender's Revolving Commitment (or, at any time after the Revolving Commitments shall have expired or been terminated, the sum of (x) the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding PLUS (y) such Lender's PRO RATA share of all L/C Obligations then outstanding), and the denominator of which is the aggregate Revolving Commitments of all the Lenders (or, at any time after the Revolving Commitments shall have expired or been terminated, the sum of (x) the aggregate principal amount of the Revolving Credit Loans of all the Lenders then outstanding PLUS (y) the aggregate amount of L/C Obligations then outstanding).

          "REVOLVING COMMITMENT PERIOD": the period from and including the date hereof to but not including the Final Maturity Date or such earlier date on which the Revolving Commitments shall terminate as provided herein.

          "REVOLVING CREDIT LOANS":  as defined in subsection 2.1.

          "REVOLVING CREDIT NOTE":  as defined in subsection 2.2.

          "SECURITY AGREEMENT": the Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

          "SECURITY DOCUMENTS": the collective reference to the Security Agreement, the Stock Pledge Agreement and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder, under the Notes and/or under any of the other Loan Documents.

          "SELLERS":  as defined in the Purchase Agreement.

          "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "STOCK PLEDGE AGREEMENT": the Stock Pledge Agreement to be executed and delivered by the CSC Parent, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

          "SUBORDINATION AGREEMENT": The Subordination Agreement to be executed and delivered by the CSC Parent, the WP Parent and Cablevision Systems Corporation, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

          "SUBSCRIBERS CERTIFICATE": a certificate of a Responsible Officer substantially in the form of Exhibit G.

          "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "SYSTEM":  as defined in the Purchase Agreement.

          "TERM LOAN":  as defined in subsection 2.6.

          "TERM LOAN COMMITMENT": as to any Lender, the obligation of such Lender to make a Term Loan to the Borrower on the Closing Date in the amount set forth opposite such

     Lender's name under the heading "Term Loan Commitment" on Schedule II.

          "TERM LOAN PERCENTAGE": as to any Lender at any time, the percentage which such Lender's outstanding Term Loans then constitutes of the aggregate outstanding Term Loans of all the Lenders.

          "TERM NOTE":  as defined in subsection 2.7.

          "TOTAL DEBT": as at any time, (i) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis outstanding at such time (including the aggregate undrawn face amount of all Letters of Credit outstanding on such date) MINUS (ii) all Indebtedness in respect of the Parents' Loans.

          "TOTAL DEBT SERVICE": for any period, the sum of the following for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (i) Total Interest Expense PLUS (ii) scheduled repayments of principal of Total Debt.

          "TOTAL INTEREST EXPENSE": for any period, the aggregate amount of interest expense in respect of Total Debt (including the interest component of obligations in respect of Capital Leases) determined on a consolidated basis in accordance with GAAP, together with (without duplication) the aggregate amount of fees accrued hereunder during such period in respect of Letters of Credit.

          "TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "TRANSFEREE":  as defined in subsection 10.6(f).

          "TYPE": as to any Loan, its nature as a Chase Alternate Base Rate Loan or a Eurodollar Loan.

          "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "WP PARENT": Warburg, Pincus Investors, L.P., a Delaware limited partnership.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Commitment Percentage of the then outstanding L/C Obligations does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Chase Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.3 and 2.10, PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Final Maturity Date.

          2.2 REVOLVING CREDIT NOTES. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a "REVOLVING CREDIT NOTE"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the Revolving Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of

Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Final Maturity Date and (z) provide for the payment of interest in accordance with subsection 2.12.

          2.3  PROCEDURE FOR REVOLVING CREDIT BORROWING.   The Borrower may
borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, PROVIDED that the Borrower shall give the Agent irrevocable notice in the form of a Borrowing Request (which notice must be received by the Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Chase Alternate Base Rate Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Chase Alternate Base Rate Loans, $100,000 or a whole multiple thereof and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make an amount equal to its Revolving Commitment Percentage of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 10.2 prior to 12:00 noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. The Agent shall immediately credit the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          2.4 FEES. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Commitment Period to the Final Maturity Date, computed at the rate of 3/8ths of 1% per annum on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Final Maturity Date or such earlier date as the Revolving Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

         (b) The Borrower agrees to pay to the Agent the agency fees referred to in the commitment letter and the fee letter agreement dated June 10, 1994 between Chase and the Borrower, payable quarterly in arrears on the Closing Date and on the last Business Day of each March, June, September and December and on the Final Maturity Date.

          2.5 TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. (a) The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments. Any such reduction shall be in an amount equal to $100,000 or a whole multiple thereof and shall reduce permanently the Revolving Commitments then in effect.

          (b) The aggregate Revolving Commitments shall automatically be reduced on the dates and in the amounts specified in subsection 2.9(b) and 2.9(c).

          2.6 TERM LOANS. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "TERM LOAN") to the Borrower on the Closing Date in an amount equal to the Term Loan Commitment of such Lender. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Chase Alternate Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.8 and 2.10.

          2.7 TERM NOTES. The Term Loan made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with appropriate insertions as to payee, date and principal amount (a "TERM NOTE"), payable to the order of such Lender and in a principal amount equal to the Term Loan of such Lender. Each Lender is hereby authorized to record the date and amount of each payment or prepayment of principal of its Term Loan, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded. The Term Note of each Lender shall (a) be dated the Closing Date, (b) provide for the payment of interest in accordance with subsection 2.12 and (c) be stated to mature in 27 consecutive quarterly installments on the dates set forth below, each of which installments shall be in an amount equal to such Lender's Term Loan Percentage of the percentage of the initial aggregate Term Loans set forth below opposite the respective date thereof:

                                   PERCENTAGE OF INITIAL
             DATE                  AGGREGATE TERM LOANS
             ----                  ---------------------
     December 31, 1995                     0.50%

     March 31, 1996                        1.00%

                                   PERCENTAGE OF INITIAL
             DATE                  AGGREGATE TERM LOANS
             ----                  ---------------------
     June 30, 1996                         1.00%

     September 30, 1996                    1.00%

     December 31, 1996                     1.00%

     March 31, 1997                        2.00%

     June 30, 1997                         2.00%

     September 30, 1997                    2.00%

     December 31, 1997                     2.00%

     March 31, 1998                        3.75%

     June 30, 1998                         3.75%

     September 30, 1998                    3.75%

     December 31, 1998                     3.75%

     March 31, 1999                        4.50%

     June 30, 1999                         4.50%

     September 30, 1999                    4.50%

     December 31, 1999                     4.50%

     March 31, 2000                        5.25%

     June 30, 2000                         5.25%

     September 30, 2000                    5.25%

     December 31, 2000                     5.25%

     March 31, 2001                        5.25%

     June 30, 2001                         5.25%

     September 30, 2001                    5.25%

     December 31, 2001                     5.25%

     March 31, 2002                        6.25%

     June 30, 2002                         6.25%

          2.8 PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall give the Agent irrevocable notice in the form of a Borrowing Request (which notice must be received by the Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans or (b) on the Closing Date, otherwise) requesting that the Lenders make the Term Loans on the Closing Date and specifying (i) the amount to be borrowed (which amount shall be equal to the aggregate Term Loan Commitments), (ii) whether the Term Loans are to be initially Eurodollar Loans,

Chase Alternate Base Rate Loans, or a combination thereof, and (iii) if the Term Loans are to be entirely or partly Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Not later than 12:00 noon on the Closing Date each Lender shall make available to the Agent at its office specified in subsection 10.2 the amount of such Lender's Term Loan in immediately available funds. The Agent shall immediately credit the account of the Borrower on the books of such office of the Agent with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          2.9 OPTIONAL AND MANDATORY PREPAYMENTS. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least two Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment, whether Revolving Credit Loans or Term Loans are being prepaid and whether the prepayment is of Eurodollar Loans, Chase Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.19. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          (b) The Borrower shall prepay the Term Loans (or, after the Term Loans shall have been repaid in full, the Revolving Commitments shall be automatically reduced) in an amount equal to 50% of Excess Cash Flow (if positive) for each fiscal year ending on or subsequent to December 31, 1995. Such prepayment shall be made (or such reduction of the Revolving Commitments shall automatically occur) on the earlier of (i) the date the Borrower delivers yearly financial statements with respect to such fiscal year pursuant to subsection 6.1(a) and (ii) 120 days after the end of such fiscal year. Notwithstanding anything to the contrary contained herein, no prepayment of the Term Loans or reduction of the Revolving Commitments shall be required to be made under this subsection 2.9(b) in respect of the first $250,000 of Excess Cash Flow in respect of which prepayments or Revolving Commitment reductions would otherwise be required pursuant to this paragraph.

          (c) On the date on which the Borrower receives Net Cash Proceeds from any asset disposition made pursuant to subsection 7.9(d), the Borrower shall prepay the Term Loans (or, after the Term Loans shall have been repaid in full, the Revolving Commitments shall be automatically reduced) in an amount equal to such Net Cash Proceeds.

          (d)  Partial prepayments of the Term Loans pursuant to this subsection
2.9 shall be applied to the installments of principal of the Term Loans in the inverse order of their scheduled maturities and shall be accompanied by accrued interest to the date of prepayment on the amount prepaid. Amounts prepaid on account of the Term Loans may not be reborrowed. Unless the Borrower shall have delivered a notice to the Agent to the contrary prior to the date of any prepayment pursuant to this subsection, such prepayment shall be applied first to Chase Alternate Base Rate Loans and then to Eurodollar Loans in the order in which their respective Interest Periods then in effect are scheduled to end.

          2.10 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Chase Alternate Base Rate Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Chase Alternate Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion shall be made pursuant to a Continuation/Conversion Notice and shall, in the case of a conversion to Eurodollar Loans, specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Chase Alternate Base Rate Loans may be converted as provided herein, PROVIDED that no Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such a conversion is not appropriate or (ii) after the date that is one month prior to the Final Maturity Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving a Continuation/Conversion Notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Final Maturity Date, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Chase Alternate Base Rate Loans on the last day of such then expiring Interest Period.

          2.11 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. In no event shall there at any time be more than five (5) Tranches outstanding.

          2.12 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Chase Alternate Base Rate Loan shall bear interest for each day during which such Loan is outstanding at a rate per annum equal to the Chase Alternate Base Rate plus the Applicable Margin.

          (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          2.13 COMPUTATION OF INTEREST AND FEES. (a) Fees and, whenever it is calculated on the basis of the Chase Alternate Base Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Chase Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.12(a).

          (c) If any Reference Lender shall for any reason no longer have a Revolving Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Agent (after consultation with the Borrower and the Lenders) shall, with the consent of the Borrower and after notice to the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

          (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.14, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

          2.14 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

          (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Chase Alternate Base Rate Loans, (y) any Chase Alternate Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Chase Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Chase Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Chase Alternate Base Rate Loans to Eurodollar Loans.

          2.15 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing of Revolving Credit Loans by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Revolving Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the relevant Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Revolving Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent, together with any customary administration fees which are applicable. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Revolving Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also (but without duplication) be entitled to recover such amount with interest thereon at the rate per annum applicable to Chase Alternate Base Rate Loans hereunder, on demand, from the Borrower.

          2.16 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Chase Alternate Base Rate Loans to Eurodollar Loans shall forthwith be suspended until such time as such Lender may again make and maintain Eurodollar Loans and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Chase Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.19.

          2.17 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall change the basis of taxation of payments to such Lender in respect of this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan (except for Non-Excluded Taxes covered by subsection
     2.18 and changes in the rate of tax on the overall net income of such Lender);

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

        (iii) shall impose on such Lender any other condition affecting this Agreement or the obligations of such Lender hereunder;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; PROVIDED that the Borrower shall not be obligated to compensate any Lender under this subsection 2.17(a) for any additional amounts incurred more than six months prior to the date the respective Lender requests such compensation from the Borrower, except for periods preceding such date but that are after the date such Lender notified the Borrower of the possibility that such additional amounts might be incurred as a result of the respective adoption of or change in a Requirement of Law. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled and (if so requested by the Borrower through the Agent) will designate a different lending office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. If any Lender requests compensation from the Borrower under this subsection 2.17(a), the Borrower may, by notice to such Lender through the Agent, require that such Lender's Loans of the Type with respect to which such compensation is requested be converted into Chase Alternate Base Rate Loans in accordance with subsection 2.10 hereof.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; PROVIDED that the Borrower shall not be obligated to compensate any Lender under this subsection 2.17(b) for any such costs incurred more than six months prior to the date the respective Lender requests such compensation from the Borrower, except for periods preceding such date but that are after the date such Lender notified the Borrower of the possibility that such costs might be incurred.

          (c) The covenants contained in this subsection 2.17 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          2.18 TAXES. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

         (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

        (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          2.19 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.


                          SECTION 3.  LETTERS OF CREDIT

          3.1  LETTERS OF CREDIT.  Subject to the terms and conditions hereof,
(i) the Lenders severally agree to issue one or more Letters of Credit (each Lender's liability under each of which shall be limited to its Revolving Commitment Percentage of the face amount thereof) for the account of the Borrower, and (ii) Chase, in its sole discretion and without obligation, agrees to issue as face bank one or more Letters of Credit for the account of the Borrower. The following provisions shall apply to Letters of Credit:

          (i) No Letter of Credit shall be issued if, after giving effect to such issuance, either (A) the aggregate L/C Obligations would exceed the L/C Commitment or (B) the sum of (i) the then outstanding L/C Obligations PLUS (ii) the aggregate amount of the then outstanding Revolving Credit Loans would exceed the aggregate Revolving Commitments.

         (ii) The Letters of Credit (A) shall each have a minimum face amount of $25,000, (B) shall be denominated in Dollars, (C) shall each have a term not in excess of one year, (D) may, at the sole option of the Issuer, be renewable, (E) shall not extend beyond the Final Maturity Date, (F) shall be utilized for such general business purposes as shall be acceptable to the Issuer and (G) shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower shall give the Agent at least five Business Days' prior notice (effective upon receipt) specifying the date each Letter of Credit is to be issued and attaching a completed form of such Letter of Credit and a description of the nature of the transactions proposed to be supported thereby. Upon receipt of such notice the Agent shall notify Chase and each Lender of the contents thereof. Unless Chase notifies the Agent at least three Business Days before the date such Letter of Credit is to be issued that it will be the Issuer of such Letter of Credit, such Letter of Credit shall be issued by the Lenders.

          3.3 L/C PARTICIPATIONS. (a) Upon the date of issuance of a Letter of Credit by Chase, Chase shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from Chase an undivided and continuing participation, to the extent of such Lender's Revolving Commitment Percentage, in such Letter of Credit.

          (b) In the case of a Letter of Credit issued by Chase, each Lender shall promptly, upon demand by Chase, remit to Chase, through the Agent, its pro rata share of each payment made by Chase under such Letter of Credit, together with interest thereon for each day from the day of demand by Chase through the day of payment at a rate equal to the Federal Funds Effective Rate for the first three Business Days and thereafter at the Chase Alternate Base Rate.

          3.4 FUNDING OF LENDER LETTERS OF CREDIT. In the case of each Letter of Credit issued by the Lenders, such Letter of

Credit shall provide that each Lender shall, not later than 12:00 noon (New York time) on the Business Day on which a payment is required to be made under such Letter of Credit, remit to the Agent its Revolving Commitment Percentage of such required payment in Dollars immediately available to the Agent, and the Agent will make the payments so received from the Lenders available to the beneficiary of such Letter of Credit in accordance with the terms thereof. Unless the Agent shall have received notice from a Lender prior to 12:00 noon (New York time) on the date any payment is required to be made under a Letter of Credit that such Lender will not make available to the Agent such Lender's Revolving Commitment Percentage of such payment, the Agent may assume that such Lender has made such amount available to the Agent on the date of such payment in accordance with this subsection 3.4 and the Agent in its sole discretion may, in reliance upon such assumption, make available to the beneficiary of such Letter of Credit on such date a corresponding amount on behalf of such Lender. Any such amount so made available by the Agent on behalf of such Lender shall be deemed a funding by such Lender. If and to the extent such Lender shall not have so made available to the Agent such Lender's Revolving Commitment Percentage of such payment and the Agent shall have so made available to the beneficiary of such Letter of Credit a corresponding amount on behalf of such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such corresponding amount shall have been so made available by the Agent to the beneficiary of such Letter of Credit until the date such corresponding amount shall have been repaid to the Agent, at the Federal Funds Rate for the first three Business Days and thereafter at the Chase Alternate Base Rate. Nothing in this subsection shall be deemed to relieve any Lender of its obligation to fulfill its Revolving Commitment or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. (a) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, Chase, in the case of a Letter of Credit issued by Chase, or the Agent, in the case of a Letter of Credit issued by the Lenders, shall promptly notify the Borrower as to the amount to be paid as a result of such demand and the applicable payment date.

          (b) The Borrower shall not later than 1:00 p.m. (New York time) on the date of payment of each drawing, reimburse the Issuer, through the Agent, for any amounts paid by the Issuer under any Letter of Credit. In the case of a Letter of Credit issued by Chase, Chase shall promptly remit to each Lender, through the Agent, such Lender's pro rata share of any payment received by Chase from the Borrower to the extent that such Lender has reimbursed Chase in accordance with subsection 3.3(b).

          (c) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection 3.5 from the date such amounts become payable until payment in full (including any payment made with the proceeds of Revolving Credit Loans made pursuant to paragraph (d) immediately below) at the rate which would be payable on any outstanding Chase Alternate Base Rate Loans which were then overdue.

          (d) Each drawing under any Letter of Credit not reimbursed on the drawing date shall constitute an immediate request by the Borrower to the Agent for a borrowing of Chase Alternate Base Rate Loans pursuant to subsection 2.3.

          3.6 LETTER OF CREDIT FEE. (a) The Borrower shall pay to the Agent, for the account of Chase and the Lenders, a letter of credit fee for the period from and including the first day of the Revolving Commitment Period to the Final Maturity Date, computed at a rate per annum equal to the Applicable Margin then applicable to Eurodollar Loans hereunder on the average daily amount of the L/C Obligations outstanding during the period for which payment is being made, payable quarterly in arrears on each L/C Fee Payment Date and on the Final Maturity Date or such earlier date as the Revolving Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof. Such fee shall be payable to the Lenders to be shared ratably among them in accordance with their respective Revolving Commitment Percentages.

          (b) The Borrower shall pay or reimburse each Issuer for such normal and customary costs and expenses as are incurred or charged by such Issuer in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Agent shall, promptly following its receipt thereof, distribute to the Lenders all fees received by the Agent for their respective accounts pursuant to this subsection.

          3.7 CONDITIONS TO ISSUANCE. The issuance by the Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in subsections 5.1 and 5.2 hereof, be subject to the conditions precedent that such Letter of Credit shall be completed in such form as shall be satisfactory to Chase, in the case of a Letter of Credit issued by Chase, or the Agent and the Majority Lenders, in the case of a Letter of Credit issued by the Lenders and that the Borrower shall have executed and delivered such other instruments and agreements (including, without limitation, any Application) relating to such Letter of Credit as Chase, in the case of a Letter of Credit issued by Chase, or the Agent, in the case of a Letter of Credit issued by the Lenders, shall have reasonably requested.

          3.8 REIMBURSEMENT OF COSTS AND EXPENSES. The Borrower agrees to reimburse the Agent, the Lenders and Chase for any out-of-pocket costs and expenses incurred by such parties in connection with the preparation of any Letter of Credit pursuant to a notice from the Borrower which notice was revoked.

          3.9. OBLIGATIONS NOT AFFECTED. Without affecting any rights the Lenders may have under applicable law (including under the Uniform Customs), the Borrower agrees that none of the Lenders, the Agent, Chase, nor any of their respective officers or directors shall be liable or responsible for, and the obligations of the Borrower to the Lenders, the Agent, and Chase hereunder shall not in any manner be affected by: (i) the use which may be made of any Letter of Credit or the proceeds thereof by the beneficiary thereof or any other Person; (ii) the validity, sufficiency or genuineness of documents other than the Letters of Credit, or of any endorsement(s) thereon, even if such documents should, in fact, prove to be in any or all respects, invalid, insufficient, fraudulent or forged; or (iii) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuer and the Issuer shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which are caused by the Issuer's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit or the Issuer's willful failure to pay under such Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuer may accept documents that appear on their face to be in order without responsibility for further investigation, regardless of any notice or information to the contrary.

          3.10. APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                   SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that, except for matters disclosed in the Purchase Agreement (including the schedules and exhibits thereto) as in effect on the date hereof:

          4.1 NO CHANGE. Since March 31, 1994, there has been no event which has had or could reasonably be expected to have a Material Adverse Effect.

          4.2 EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign partnership or corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) except as disclosed in the Purchase Agreement or the schedules and exhibits thereto, is in compliance with all Requirements of Law, except, in the case of each of clauses (b), (c) and
(d), to the extent that the failure to have or be so could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

          4.3  SUBSIDIARIES.  The Borrower has no Subsidiaries on the Closing
Date.

          4.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Purchase Agreement and the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Notes and the Applications and to authorize the execution, delivery and performance of the Purchase Agreement and the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required by the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Purchase Agreement and the Loan Documents to which the Borrower is a party, other than such as have been duly made or obtained. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5 NO LEGAL BAR. Except as disclosed in Schedule V, the execution, delivery and performance of the Purchase Agreement and the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          4.6 NO MATERIAL LITIGATION. No litigation or, to the knowledge of the Borrower, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Purchase Agreement or any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

          4.7 TAXES. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid or made provision for the payment of all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and has paid all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Borrower or its Subsidiaries, as the case may be); to the knowledge of the Borrower, no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge.

          4.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has marketable title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 7.4.

          4.9 FRANCHISES. (a) Schedule IV contains a complete and correct list, as of the Closing Date, of all of the Franchises held by the Borrower and its Subsidiaries, in each case together with the expiration date thereof, or for which applications have been made, or are planned to be made, by the Borrower and its Subsidiaries.

          (b) Except as set forth in Schedule IV, no consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority are required in order to operate the System or to permit the Borrower to carry on the business of the System as presently conducted, other than those the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.10 ABSENCE OF DEFAULT. As of the date of this Agreement, the Borrower, each of its Subsidiaries and the CSC Parent is in compliance with all of the provisions of their respective articles of incorporation and by-laws or other constituent documents, as the case may be, and no event has occurred, or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (a) an Event of Default or
(b) a default by the Borrower or any of its Subsidiaries or the CSC Parent under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries or the CSC Parent is a party or by which the Borrower or any of its Subsidiaries or the CSC Parent or any of their respective properties may be bound which default could reasonably be expected to have a Material Adverse Effect.

          4.11 ERISA. To the knowledge of Borrower (i) no Single Employer Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and each Plan is in substantial compliance with ERISA, other than any noncompliance which could not reasonably be expected to have a Material Adverse Effect; (ii) no material liability under Subtitle C or D of Title IV of ERISA has been incurred by the Borrower with respect to any Single Employer Plan and (iii) the Borrower has not incurred any material withdrawal liability under Subtitle E of Title IV of ERISA. The Borrower does not maintain or contribute to any Multiemployer Plans.

          4.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          4.13 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          4.14 PURPOSE OF LOANS. The proceeds of the Term Loans shall be used by the Borrower to finance the acquisition of the System pursuant to the Purchase Agreement. The Revolving Credit Loans shall be used by the Borrower for such purpose and general corporate purposes.

          4.15  ENVIRONMENTAL MATTERS.  Except as set forth on Schedule III:

          (a) To the actual knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain any Materials of Environmental Concern which have been released in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          (b) To the actual knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last 3 years been in compliance, in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties in violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") which could reasonably be expected to interfere materially with the continued operation of the Properties or materially impair the fair saleable value thereof, except in each case insofar as such violation or failure to comply could not reasonably be expected to have a Material Adverse Effect.

          (c) To the actual knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice referred to in this paragraph, or any aggregation thereof, does not involve matters that could reasonably be expected to have a Material Adverse Effect.

          (d) To the actual knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the actual knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          (f) To the actual knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          4.16 LINES OF BUSINESS. The Borrower and its Subsidiaries are engaged in no business except for the business of constructing, owning, altering, repairing, financing, operating, promoting and otherwise exploiting the System for audio, video and other data applications.


                        SECTION 5.  CONDITIONS PRECEDENT

          5.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) LOAN DOCUMENTS. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each Lender, a Revolving Credit Note and/or a Term Note, as appropriate, in each case conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) the Subordination Agreement, executed and delivered by a duly authorized officer of each Loan Party which is a party thereto, with a counterpart or a conformed copy for each Lender, (iv) the Security Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart or a conformed copy for each Lender and (v) the Stock Pledge Agreement, executed and delivered by a duly authorized officer of the CSC Parent, with a counterpart or a conformed copy for each Lender.

          (b) RELATED AGREEMENTS. The Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Purchase Agreement and the Management Agreement.

          (c) CASH FLOW RATIO CERTIFICATE. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, setting forth a pro forma calculation of the Cash Flow Ratio as of the Closing Date after giving effect to the transactions contemplated hereby and by the Purchase Agreement, executed by a Responsible Officer, which certificate shall demonstrate a Cash Flow Ratio of not more than 6.5.

          (d) CORPORATE PROCEEDINGS OF THE BORROWER. The Agent shall have received, with copies for each Lender, copies of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by the Borrower of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower, as of the Closing Date, which certificates shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (e) CORPORATE PROCEEDINGS OF THE CSC PARENT AND CABLEVISION SYSTEMS CORPORATION. The Agent shall have received, with counterparts for each Lender, copies of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Boards of Directors of the CSC Parent and Cablevision Systems Corporation authorizing the execution, delivery and performance of the Loan Documents to which the CSC Parent and Cablevision Systems Corporation are parties, certified by the Secretary or an Assistant Secretary of the CSC Parent or Cablevision Systems Corporation, as the case may be, as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (f) INCUMBENCY CERTIFICATES. The Agent shall have received, with counterparts for each Lender, certificates of each of the Borrower, the CSC Parent, the WP Parent and Cablevision Systems Corporation, dated the Closing Date, as to the incumbency and signature of the officers or partners, as the case may be, of each of the Borrower, the CSC Parent, the WP Parent and Cablevision Systems Corporation executing any Loan Document, reasonably satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower, the CSC Parent or Cablevision Systems Corporation, as the case may be, and any partner of the WP Parent.

          (g) CONSTITUENT DOCUMENTS. The Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws, as the case may be, of each of the Borrower, the CSC Parent and Cablevision Systems Corporation, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower, the CSC Parent and Cablevision Systems Corporation, as the case may be.

          (h) FEES. The Agent shall have received the fees to be received on the Closing Date referred to in the commitment letter and the fee letter, each between Cablevision Systems Corporation and Chase and each dated June 10, 1994.

          (i) LEGAL OPINIONS. The Agent shall have received, with a copy for each Lender, the following executed legal opinions:

                 (i) the executed legal opinion of Sullivan & Cromwell, counsel to the Borrower and the other Loan Parties, in form and substance satisfactory to the Agent;

                (ii) the executed legal opinion of Robert Lemle, counsel of the Borrower and the other Loan Parties, in form and substance satisfactory to the Agent;

               (iii) the executed legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., local counsel to the Borrower, in form and substance satisfactory to the Agent;

                (iv) the executed legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special FCC counsel to the Borrower, in form and substance satisfactory to the Agent;

                 (v) the executed legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special Massachusetts regulatory counsel to the Borrower, in form and substance satisfactory to the Agent; and

                (vi) the executed legal opinion of Stroock & Stroock & Lavan, counsel to the WP Parent, in form and substance satisfactory to the Agent.

          (j) ACTIONS TO PERFECT LIENS. The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (k) LIEN SEARCHES. The Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower, including filings made both against the Sellers and against the Borrower, and the results of such search shall be reasonably satisfactory to the Agent.

          (l) PLEDGED STOCK; STOCK POWERS. The Agent shall have received the certificates representing the shares pledged pursuant to the Stock Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (m) INSURANCE. The Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the Borrower shall have obtained insurance policies and endorsements satisfying the requirements of subsection 6.4, including endorsements naming the Agent as loss payee or additional insured.

          (n) ACQUISITION OF SYSTEM. The Lenders shall have received evidence, in form and substance reasonably satisfactory to them, that (i) all material conditions precedent to the acquisition of the System, including, without limitation, all material conditions precedent specified in Section 7 of the Purchase Agreement, shall have been reasonably satisfied in all material respects, or the Majority Lenders shall have consented to such failure of such conditions to be satisfied (such consent not to be unreasonably withheld), (ii) all rights of first refusal to buy the System shall have been waived and (iii) the acquisition of the System shall have been accomplished.

          (o) CONTRIBUTION OF SYSTEM. The Lenders shall have received evidence, in form and substance reasonably satisfactory to them, that the CSC Parent shall have contributed the System to the Borrower as a capital contribution prior to or immediately upon acquisition by the CSC Parent of the System.

          (p) CAPITALIZATION OF BORROWER. The Lenders shall have received evidence, in form and substance satisfactory to them, that (i) the CSC Parent shall have executed and be the obligor under senior subordinated notes in favor of the Sellers in the amount of $9,732,000, (ii) the CSC Parent shall have contributed to the Borrower cash equity in an aggregate amount of at least $4,400,000 and (iii) the Parents shall have made subordinated loans to the Borrower, on terms and conditions satisfactory to the Lenders, in an aggregate principal amount of $1,000,000.

          (q) The Agent shall have received a Certificate, executed by a Responsible Officer, setting forth the Permitted Liens existing as of the Closing Date.

          5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and each Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection 5.2 have been satisfied.


                        SECTION 6.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          6.1  FINANCIAL STATEMENTS.  Furnish to each Lender:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries (if any) as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on (except for such projections, which need not be audited) without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing not unacceptable to the Majority Lenders; and

          (b) as soon as available, but in any event not later than 60 days after the end of each fiscal quarter of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries (if any) as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  CERTIFICATES; OTHER INFORMATION.  Furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) not later than 60 days after the end of each fiscal quarter, a Compliance Certificate executed by a Responsible Officer (i) stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
     (ii) demonstrating compliance with the financial covenants contained herein during the fiscal quarter covered thereby;

          (c) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) and 6.1(b), a Subscribers Certificate executed by a Responsible Officer setting forth the information required to be completed thereby and providing a comparison of the financial results reflected in such statements against the corresponding figures from (x) the projections furnished to the Lenders on the Closing Date (in the case of financial statements covering fiscal quarters ending on or before December 31, 1994) or (y) the budget previously furnished to the Lenders pursuant to subsection 6.2(f) (in the case of financial statements covering fiscal quarters ending after December 31, 1994);

          (d) not later than ten days after the end of each calendar month, a statement setting forth the principal amount of overdraft loans, if any, outstanding as of the last Business Day of such calendar month;

          (e) within five days after the same are filed, sent or received, as the case may be, copies of all material filings made with the FCC and any other Governmental Authority administering the Franchises for the System;

          (f) not later than sixty days after the end of each fiscal year of the Borrower, a copy of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in the business of constructing, owning, altering, repairing, financing, operating, promoting and otherwise exploiting the System for video, audio and other data applications and preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (including, without limitation, all Franchises covering the System) except as otherwise permitted pursuant to subsection 7.8 or where the failure to do so could not reasonably be expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law the breach of which could reasonably be expected to have a Material Adverse Effect, except where the need to comply therewith is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside adequate reserves in respect thereof in conformity with generally accepted accounting principles.

          6.4 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; cause all such insurance policies to name the Agent as loss payee or additional insured, as the case may be.

          6.5 INTEREST RATE PROTECTION. Enter into one or more Interest Rate Protection Agreements whereby, directly or indirectly, the Borrower is entitled to receive from time to time periodic payments calculated by applying a floating rate of interest on a stated notional amount in exchange for making periodic payments to the other party thereto calculated by applying a fixed rate of interest on the same notional amount, satisfactory in form and substance to the Agent, with one or more Lenders at such time and in such manner to ensure that no later than 180 days after the Closing Date, at least 40% of the aggregate principal amount of the Term Loans shall be subject to such Interest Rate Protection Agreements for a term of at least 36 months.

          6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired.

          6.7  NOTICES.  Promptly give notice to the Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority which could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any material required contribution to a Plan or the creation of any Lien in favor of the PBGC or a Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, which could reasonably be expected to have a Material Adverse Effect; and

          (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth in reasonable detail the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          6.8 ENVIRONMENTAL LAWS. (a) Comply with, and seek to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and seek to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.


                         SECTION 7.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall not, and (except with respect to subsection 7.1) shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  FINANCIAL CONDITION COVENANTS.

          (a) CASH FLOW RATIO. Permit the Cash Flow Ratio on the last day of any fiscal quarter ending during any period set forth below to exceed the ratio set forth opposite such period below:

               Period                       Ratio

     Closing Date   -    March 31, 1995      6.50:1
     April 1, 1995  -    June 30, 1995       6.25:1
     July 1, 1995   -    March 31, 1996      6.00:1
     April 1, 1996  -    March 31, 1997      5.50:1
     April 1, 1997       March 31, 1998      5.00:1
     Thereafter                              4.50:1

          (b) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio on the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth opposite such period below:

               Period                             Ratio
               ------                             -----

     Closing Date        -    December 31, 1994   1.75:1
     January 1, 1995     -    December 31, 1995   2.00:1
     January 1, 1996     -    December 31, 1996   2.25:1
     Thereafter                                   2.50:1

          (c) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio for any two fiscal quarters ending on or after June 30, 1995 to be less than 1.0:1.

          7.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness of the Borrower under this Agreement;

          (b) Indebtedness of the Borrower to any Subsidiary and of any wholly owned Subsidiary to any other Subsidiary;

          (c) Indebtedness of the Borrower and any of its Subsidiaries in respect of Capital Leases in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $1,000,000 at any time outstanding;

          (d)  any Guarantee permitted under subsection 7.3;

          (e) Indebtedness arising under Interest Rate Protection Agreements in respect of the Term Loans;

          (f) Indebtedness in respect of the Parents' Loans in an aggregate principal amount not to exceed $1,000,000 plus accrued interest;

          (g) so long as no Default or Event of Default shall have occurred and be continuing at the time of the incurrence thereof, Indebtedness subordinated to the obligations of the Borrower hereunder; PROVIDED that all of the material terms and conditions of such subordinated Indebtedness shall be reasonably satisfactory to the Agent and the Majority Lenders, as evidenced by their written approval thereof; and

          (h) Indebtedness for overdraft loans in an aggregate amount outstanding at any time not to exceed $1,000,000.

          7.3 LIMITATION ON GUARANTEES. Directly or indirectly (including, without limitation, by means of causing a bank to open a letter of credit), guarantee, endorse, contingently agree to purchase or to furnish funds for the payment or maintenance of, or otherwise be or become contingently liable upon or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or guarantee the payment of dividends or other distributions upon the stock or other ownership interests of any Person, or agree to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or to assure a creditor against loss (any such transaction being herein called a "GUARANTEE"), except:

          (a)  any Guarantee in respect of the Letters of Credit; and

          (b) endorsements of negotiable instruments for deposit or collection in the ordinary course of business.

          7.4 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a)  Permitted Liens;

          (b) restrictions on the transfer of assets imposed by the Franchises in respect of the System or by the Federal Communications Act of 1934; and

          (c)  Liens created pursuant to the Security Documents.

          7.5 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a)  investments in Cash Equivalents;

          (b) investments by Subsidiaries of the Borrower in the Borrower and in other then-existing wholly owned Subsidiaries; and

          (c)  other investments in an aggregate amount not to exceed $250,000.

          7.6 LIMITATION ON MODIFICATIONS OF CERTAIN DOCUMENTS. Amend, modify, terminate or change the Management Agreement, the Purchase Agreement or any instrument governing the terms of the Parents' Loans, without the prior written consent of the Majority Lenders; PROVIDED that the Borrower may without such prior consent amend any such document or instrument (other than any amendment of the subordination provisions of the Parents' Loans) to cure any ambiguity or correct or supplement any provision contained in such document which may be incomplete or inconsistent with any other provision contained therein so long as such amendment does not materially adversely affect the interests of the Lenders. Promptly after execution of any such amendment, the Borrower shall deliver copies of such amendment to the Agent and the Lenders.

          7.7 LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except that the Borrower and its Subsidiaries may make any Restricted Payment which is expressly permitted by subsection 7.12 or 7.15.

          7.8 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (PROVIDED that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower.

          7.9 LIMITATION ON SALE OF ASSETS. Voluntarily or involuntarily convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

          (a) the sale or other disposition of any property in the ordinary course of business, including, without limitation, the disposition of inventory or obsolete or worn out property in the ordinary course of business;

          (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (c)  as permitted by subsection 7.8(b); and

          (d) any disposition of assets not otherwise permitted hereunder; PROVIDED that (i) such disposition is at fair market value, (ii) 100% of the proceeds from any disposition which gives rise to an obligation to prepay the Term Loans or reduce the Revolving Commitments pursuant to clause (iv) below consist of cash, (iii) all such assets disposed of during any fiscal year shall not in the aggregate have generated more than 10% of Operating Cash Flow for the fiscal year immediately preceding such fiscal year and (iv) the Net Cash Proceeds of each such disposition are applied to the prepayment of the Term Loans (or the Revolving Commitments are reduced by an amount equal to such Net Cash Proceeds, as the case may be) as provided in subsection 2.9(c); PROVIDED that no such prepayment shall be required to be made in respect of the first $250,000 of net proceeds of dispositions made after the Closing Date.

          7.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; PROVIDED that nothing in this subsection shall forbid the Borrower from entering into the Management Agreement and paying Management Fees, G&A Allocations and Direct Charges thereunder to the extent permitted by subsection 7.12 or making payments on the Parents' Loans to the extent not prohibited by subsection 7.15.

          7.11 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Capital Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          7.12 LIMITATION ON MANAGEMENT FEES AND G&A ALLOCATIONS. Pay any Management Fees or G&A Allocations to any Person or permit any Management Fees to accrue; PROVIDED that (i) Management Fees may accrue (but may not be paid in cash) pursuant to and in accordance with the Management Agreement in an aggregate amount during any fiscal year not to exceed 3.5% of the aggregate revenues of the Borrower and its Subsidiaries during such fiscal year, (ii) the Borrower may pay G&A Allocations in an aggregate amount not to exceed $82,000 during fiscal year 1994, $175,000 during fiscal year 1995, $185,000 during fiscal year 1996, $195,000 during fiscal year 1997, $205,000 during fiscal year 1998, $215,000 during fiscal year 1999, $225,000 during fiscal year 2000, $235,000 during fiscal year 2001 and $245,000 during fiscal year 2002 and (iii) the Borrower may pay Direct Charges in conformity with the Management Agreement.

          7.13 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          7.14 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than December 31.

          7.15 LIMITATION ON OPTIONAL PAYMENTS ON PARENTS' LOANS. Make any principal or cash interest payment on the Parents' Loans at any time (i) when the Cash Flow Ratio is greater than 5.75 both before and after giving effect to such payment or (ii) when a Default or an Event of Default shall have occurred and be continuing either before or after giving effect to such payment.

          7.16 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for the business of constructing, owning, altering, repairing, financing, operating, promoting and otherwise exploiting the System for video, audio and other data applications.

          7.17 SUBSIDIARIES. Create or suffer to exist any Subsidiaries without the prior written consent of the Majority Lenders.

                          SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within two days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 7 hereof or any material agreement contained in the Subordination Agreement; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) Any Indebtedness or current trade liabilities of the Borrower or any Subsidiary in an aggregate principal amount of $300,000 or more, excluding any current trade payables or Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which the Borrower or such Subsidiary is contesting its obligation to pay the same in good faith and by proper proceedings and for which the Borrower or such Subsidiary has established appropriate reserves (herein called "EXCLUDED DEBT"), shall (i) become due before stated maturity by the acceleration of the maturity thereof by reason of default or (ii) become due by its terms and shall not be promptly paid or extended; or

          (f) Any default under any indenture, credit agreement or loan agreement or other agreement or instrument under which Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount of $300,000 or more is outstanding (other than Excluded Debt), or by which any such Indebtedness is evidenced, shall have occurred and shall continue for a period of time sufficient to permit the holder or holders of any such Indebtedness (or a trustee or agent on its or their behalf) to accelerate the maturity thereof or to enforce any Lien provided for by any such indenture, agreement or instrument, as the case may be, unless the same shall have been permanently waived by the respective holder of such Indebtedness; or

          (g) (i) The Borrower or any of its Subsidiaries or either Parent shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries or any Parent shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries or any Parent in any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries or any Parent any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries or any Parent shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries or any Parent shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (iv) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions set forth in clauses (i) through (iv), if any, could reasonably be expected to have a Material Adverse Effect; or

          (i) (i) Final judgments or orders for the payment of money in an aggregate amount in excess of $100,000 shall be entered against the Borrower or any of its Subsidiaries by any court, and such judgments or orders shall continue undischarged and unstayed for a period of 30 days without having been fully bonded; or

          (j) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall, for any reason other than as a result of the actions or inaction of the Agent or any Lender, cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (k)  Any Franchise issued to the Borrower or any of its Subsidiaries
     (A) shall be revoked or canceled and such revocation or cancellation shall not be waived or stayed, (B) expire by its terms and not be renewed or (C) shall be modified in a manner adverse to the Borrower or such Subsidiary, which revocation, cancellation or modification pursuant to either clause
     (A) or (B) could reasonably be expected to have a Material Adverse Effect;
     or

          (l) Cablevision Systems Corporation shall cease to own, directly or indirectly, shares of Capital Stock of the Borrower representing at least 30% of the total ordinary voting power of all shares of Capital Stock of the Borrower; or

          (m) The Management Agreement shall cease to be in full force and effect, or the Manager or a successor reasonably acceptable to the Majority Lenders shall cease, regardless of whether such cessation is justified under the terms of the Management Agreement, to provide the services called for thereby;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuer and the Lenders, a security interest in such cash collateral (and all investments of such amounts and earnings and proceeds of such investments) to secure all obligations of the Borrower under this Agreement and the other Loan Documents. The balance in such cash collateral account from time to time (including all earnings thereon) shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall from time to time select, and the Borrower hereby authorizes and directs the Agent to collect and receive any earnings and proceeds of any such investments and to credit the net amount of all such receipts to such cash collateral account. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Agent, for the account of the Issuer and the Lenders, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              SECTION 9.  THE AGENT

          9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints Chase as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are
reasonably incidental thereto.   Notwithstanding any provision to the
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                                                                              57


contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower. In particular, the Agent shall have no responsibility to ascertain the amount of overdraft loans, if any, at any time outstanding, nor shall the Agent have any liability hereunder arising out of the fact that at any time the outstanding Revolving Credit Loans and L/C Obligations, when added to any outstanding overdraft loans, exceed the aggregate Revolving Commitments, unless the Borrower or the lender of the overdraft loans shall have theretofore notified the Agent of the amount of overdraft loans outstanding at such time.

          9.4  RELIANCE BY AGENT.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or
Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower),
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                                                                              58


independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          9.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations,
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                                                                              59


property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Committed Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Committed Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          9.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          9.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a
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                                                                              60


successor agent for the Lenders, which successor agent must be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                           SECTION 10.  MISCELLANEOUS

          10.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, first class postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth in Schedule I in the case of the Borrower, the Agent and the Issuer, and as set forth in Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes; PROVIDED that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.8, 2.9, 2.10 or 2.15 shall not be effective until received.

          10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          10.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel acting for the Agent and the several Lenders, (b) to pay or reimburse each Lender and the Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of one counsel acting for the Agent and the several Lenders, and (c) to pay, indemnify, and hold each Lender and the

Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents, the Purchase Agreement and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any Lender or (ii) legal proceedings commenced against the Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

          10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or, with the prior written consent of the Borrower (which shall not be unreasonably withheld), to an additional bank or other entity (a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Revolving Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.  The Borrower agrees
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                                                                              63


that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.17, 2.18, 2.19 with respect to its participation in the Revolving Commitment and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 2.18, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or, with the prior written consent of the Borrower, the Agent and, in the case of any such assignment of such Lender's Revolving Commitment, Chase (which in each case shall not be unreasonably withheld), to an additional bank or financial institution ("an ASSIGNEE") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit I, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender, by the Borrower, the Agent and, in the case of any such assignment of such assigning Lender's Revolving Commitment, Chase) and delivered to the Agent for its acceptance and recording in the Register, PROVIDED that, after giving effect to any such assignment, each Lender shall retain Loans and/or unused Commitments aggregating not less than $10,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

          (d)  The Agent shall maintain at its address referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender, by the Borrower, the Agent and, in the case of an assignment of Revolving Commitments, Chase), together with payment to the Agent of a registration and processing fee of $3,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the Revolving Credit Note or Term Note of the assigning Lender) a new Revolving Credit Note or Term Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Commitment or Term Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Commitment or Term Loan hereunder, a new Revolving Credit Note or Term Note, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Commitment or Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee, subject to the provisions of subsection 10.14, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law, PROVIDED that no such pledge or assignment shall release such Lender from its obligations hereunder.

          10.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder, under the Applications or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

          10.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail, return receipt requested, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto, and service so made shall be deemed completed on the third Business Day after service is deposited in the mail; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          10.13 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.14 CONFIDENTIALITY. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries or any Parent pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; PROVIDED that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

          10.15 INTERCREDITOR MATTERS. (a) Each of the Persons signatory hereto in its capacity as a creditor of the Borrower (in such capacity, each a "CREDITOR") or as the Agent, the Issuer or the collateral agent under the Security Documents (the "COLLATERAL AGENT") hereby agrees as follows:

          (i) to comply with the intercreditor provisions provided for herein and in the Security Documents including, without limitation, those relating to the disposition of collateral and this subsection 10.15; and

         (ii) the claims and rights of the Lenders against the Borrower under this Agreement and the Notes shall rank at least PARI PASSU in all respects with the claims and rights against the Borrower of any overdraft lender or counterparty to an Interest Rate Protection Agreement that, in either case, is or may become a beneficiary of the Security Documents.

          (b) Each of the Persons signatory hereto in its capacity as a Creditor agrees as follows:

          (i) to share with all of the other Creditors, pro rata in accordance with their respective Distributive Shares (as defined below), all proceeds at any time received or recovered on or with respect to any of the Collateral, whether such proceeds are in cash or securities or other property of any form, and whether such proceeds result from any judicial or nonjudicial foreclosure sale, or conveyance in lieu of foreclosure, or distributions, income or other benefits with respect to any of the Collateral or otherwise. In order to accomplish the sharing provided for in this paragraph (i), each Person in its capacity as a Creditor hereby agrees that, notwithstanding anything to the contrary contained in the Security Documents, any Interest Rate Protection Agreement, all payments of proceeds of Collateral shall be made to the Collateral Agent for the ratable benefit of the Creditors, to be held in trust by the Collateral Agent for each Creditor until the payment in full of the Obligations (as defined in the Security Agreement) and the termination of the Revolving Commitments; and

         (ii) each Creditor's distributive share of all proceeds realized upon the Collateral (the "DISTRIBUTIVE SHARE") shall be determined by multiplying the amount of such proceeds by a fraction, the denominator of which shall be the aggregate amount of all Obligations outstanding at the time of such determination, and the numerator of which shall be the aggregate amount of Obligations owing to such Creditor outstanding at such time;

        (iii) in the event that it shall receive any proceeds of Collateral, it shall promptly pay the same over to the Collateral Agent in the same form as received (with such endorsements as may be necessary), and that until such Creditor shall have made such payment it will hold such proceeds in trust for the Creditors; and

         (iv) if at any time the Collateral Agent shall be required to restore or return to the Borrower or any other Person any proceeds of Collateral, or any portion thereof, with respect to which the Collateral Agent shall have made payment to the Creditors pursuant to paragraph (i) of this subsection 10.15(b), whether by reason of the insolvency, bankruptcy, reorganization or other similar event in respect of the Borrower or such Person or otherwise, then each Creditor shall promptly return to the Collateral Agent such Creditor's Distributive Share of the proceeds required to be so returned.

          (c) All Persons in their capacity as Creditors agree among themselves that, with respect to all amounts received by a Creditor by exercise of its right of set-off or banker's lien or other remedies available to it, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Creditors in accordance with each Creditor's Distributive Share. A Creditor receiving such amount through the exercise of its remedies shall promptly pay the same over to the Collateral Agent for distribution to the Creditors pursuant to subsection 10.15(b) hereof and until such Creditor shall have made such payment to the Collateral Agent such Creditor shall hold such amount in trust for the benefit of the other Creditors. Each Creditor hereby agrees to exercise its rights and remedies in respect of the Collateral upon the instruction of the Majority Creditors (as defined in the Security Agreement).

          (d) The Borrower hereby consents to and confirms the arrangements set forth in this subsection 10.15.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   CABLEVISION OF FRAMINGHAM, INC.


                                   By:
                                      ------------------------------------------
                                      Title:


                                   THE CHASE MANHATTAN BANK, N.A.,
                                     as Agent, Issuer and a Lender


                                   By:
                                      ------------------------------------------
                                      Title:


                                   CIBC INC.,
                                     as Co-Agent and a Lender


                                   By:
                                      ------------------------------------------
                                      Title:

                                                                      SCHEDULE I

                     THE BORROWER, THE AGENT AND THE ISSUER


                              The Borrower:  Cablevision of Framingham, Inc.
                                             c/o Cablevision Systems Corporation
                                             One Media Crossways
                                             Woodbury, New York  11797
                                             Attention:  Frank Golden
                                             Telecopy:  516-496-1780

                                 The Agent:  The Chase Manhattan Bank, N.A.
                                             One Chase Manhattan Plaza
                                             New York, New York  10081
                                             Attention:  John Shearson
                                             Telecopy:  212-552-0259

                                The Issuer:  The Chase Manhattan Bank, N.A.
                                             One Chase Plaza
                                             New York, New York  10081
                                             Attention:  John Shearson
                                             Telecopy:  212-552-0259

                                                                     SCHEDULE II

                         LENDERS AND COMMITMENT AMOUNTS

                                                                 REVOLVING                TERM LOAN
LENDER                             ADDRESS                       COMMITMENT               COMMITMENT
- - ------                             -------                       ----------               ----------
The Chase Manhattan Bank, N.A.     One Chase Manhattan Plaza     $3,000,000.00            $10,000,000.00
                                   New York, New York  10081

CIBC Inc.                          425 Lexington Avenue          $3,000,000.00            $10,000,000.00
                                   6th Floor
                                   New York, New York 10017

                                                                 $6,000,000.00            $20,000,000.00
                                                                 -------------            --------------
                                                                 -------------            --------------

                                                                    SCHEDULE III


                              ENVIRONMENTAL MATTERS

                                      None.

                                                                     SCHEDULE IV


                                   FRANCHISES

                   Framingham, Middlesex County, Massachusetts
                  Southborough, Worcester County, Massachusetts

                                                                      SCHEDULE V


                                   LEGAL BARS

                                      None.

                                                                       EXHIBIT A



                         [FORM OF] REVOLVING CREDIT NOTE



$                                                             New York, New York
 ---------------                                                  June    , 1994
                                                                       ---

     FOR VALUE RECEIVED, the undersigned, Cablevision of Framingham, Inc., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of ________________ (the "LENDER") at the office of The Chase Manhattan Bank, N.A. located at 1 Chase Manhattan Plaza, New York, New York 10081 ("Chase"), in lawful money of the United States of America and in immediately available funds, on June 30, 2002 the principal amount of
(a) ________________ DOLLARS ($__________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.12 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made by the Lender pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

     This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of June 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Chase, as agent and CIBC Inc., as co-agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                        CABLEVISION OF FRAMINGHAM, INC.





                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                       EXHIBIT B


                               [FORM OF] TERM NOTE



$                                                             New York, New York
 -------------                                                    June    , 1994
                                                                       ---

     FOR VALUE RECEIVED, the undersigned, Cablevision of Framingham, Inc., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of __________________ (the "LENDER") at the office of The Chase Manhattan Bank, N.A., 1 Chase Manhattan Plaza, New York, New York 10081 ("Chase"), in lawful money of the United States of America and in immediately available funds, the principal amount of _______________________ DOLLARS ($_________). Such principal amount shall be paid in the amounts and on the dates specified in subsection 2.7 of such Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.12 of such Credit Agreement.

     This Note (a) is one of the Term Notes referred to in the Credit Agreement, dated as of June 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Chase as agent and CIBC Inc., as co-agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                        CABLEVISION OF FRAMINGHAM, INC.



                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT C



                                     FORM OF
                               SECURITY AGREEMENT


                        CABLEVISION OF FRAMINGHAM, INC.,
                                    BORROWER


              THE CHASE MANHATTAN BANK, N.A., AS COLLATERAL AGENT,
                                  SECURED PARTY



                            DATED AS OF JUNE__, 1994

                                Table of Contents

                                                                            Page
                                                                            ----

1.  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.2  Other Definitional Provisions. . . . . . . . . . . . . . . . . . .   4

2.  Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . .   4

3.  Representations and Warranties . . . . . . . . . . . . . . . . . . . . .   5

     3.1  Title; No Other Liens. . . . . . . . . . . . . . . . . . . . . . .   5
     3.2  Perfected First Priority Liens . . . . . . . . . . . . . . . . . .   5
     3.3  Inventory and Equipment. . . . . . . . . . . . . . . . . . . . . .   6
     3.4  Chief Executive Office . . . . . . . . . . . . . . . . . . . . . .   6
     3.5  Farm Products. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.6  Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . .   6

4.  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

     4.1  Delivery of Instruments and Chattel Paper. . . . . . . . . . . . .   6
     4.2  Marking of Records . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.3  Maintenance of Perfected Security Interest;
               Further Documentation . . . . . . . . . . . . . . . . . . . .   7
     4.4  Changes in Locations, Name, etc. . . . . . . . . . . . . . . . . .   7
     4.5  Further Identification of Collateral . . . . . . . . . . . . . . .   8
     4.6  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .   8
     4.7  Covenants Relating to Accounts Upon Default. . . . . . . . . . . .   8
     4.8  Covenants Relating to Patents and Trademarks . . . . . . . . . . .   9

5.  Provisions Relating to Accounts. . . . . . . . . . . . . . . . . . . . .   9

     5.1  Borrower Remains Liable under Accounts . . . . . . . . . . . . . .   9
     5.2  Analysis of Accounts . . . . . . . . . . . . . . . . . . . . . . .  10
     5.3  Collections on Accounts. . . . . . . . . . . . . . . . . . . . . .  10

6.  Remedies.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

     6.1  Notice to Account Debtors and Contract Parties . . . . . . . . . .  11
     6.2  Proceeds to be Turned Over To Collateral . . . . . . . . . . . . .  11
     6.3  Application of Proceeds. . . . . . . . . . . . . . . . . . . . . .  11
     6.4  Code Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     6.5  Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                                            Page
                                                                            ----

7.  Collateral Agent's Appointment as Attorney-in-Fact;
     Collateral Agent's Performance of Borrower's
     Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

     7.1  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     7.2  Performance by Collateral Agent of Borrower's
            Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.3  Borrower's Reimbursement Obligation. . . . . . . . . . . . . . . .  15
     7.4  Ratification; Power Coupled With An Interest . . . . . . . . . . .  15

8.  Duty of Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . .  15

9.  Execution of Financing Statements. . . . . . . . . . . . . . . . . . . .  16

10.  Collateral Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

     (a)  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     (b)  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . .  16
     (c)  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . .  17
     (d)  Reliance by Collateral Agent . . . . . . . . . . . . . . . . . . .  17
     (e)  Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . .  18
     (f)  Non-Reliance on Collateral Agent and Other
            Secured Parties. . . . . . . . . . . . . . . . . . . . . . . . .  18
     (g)  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .  19
     (h)  Collateral Agent in Its Individual Capacity. . . . . . . . . . . .  19
     (i)  Successor Collateral Agent . . . . . . . . . . . . . . . . . . . .  19
     (j)  Authority Vis-a-Vis Borrower . . . . . . . . . . . . . . . . . . .  20

11.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

12.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

13.  Amendments in Writing; No Waiver; Cumulative
       Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

     13.1  Amendments in Writing . . . . . . . . . . . . . . . . . . . . . .  21
     13.2  No Waiver by Course of Conduct. . . . . . . . . . . . . . . . . .  21
     13.3  Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . .  22

14.  Section Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

15.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . .  22

16.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

17.  Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . .  22

Schedules

Schedule 1  - Filings
Schedule 2  - Inventory and Equipment
Schedule 3  - Patents and Patent Licenses
Schedule 4  - Trademarks and Trademark Licenses

     SECURITY AGREEMENT, dated as of June __, 1994, made by Cablevision of Framingham, Inc., a Delaware corporation (the "BORROWER"), in favor of The Chase Manhattan Bank, N.A. ("Chase"), as Collateral Agent (in such capacity, the "COLLATERAL AGENT") for (i) the Lenders parties to the Credit Agreement, dated as of June 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, Chase as Agent, CIBC Inc., as co-agent, and such Lenders and (ii) the Swap Lenders (as defined below) parties to any Interest Rate Protection Agreement which may be entered into by the Borrower in the future (the Lenders and Swap Lenders collectively, the "SECURED PARTIES").


                              W I T N E S S E T H:


     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower thereunder;

     WHEREAS, in the future certain Lenders (the "SWAP LENDERS") may enter into Interest Rate Protection Agreements with the Borrower, and net liabilities may become payable under such Interest Rate Protection Agreements (such amounts payable, the "NET LIABILITIES");

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Security Agreement to the Collateral Agent for the ratable benefit of the Lenders; and

     WHEREAS, in order to induce the Swap Lenders to enter into their respective Interest Rate Protection Agreements with the Borrower, the Borrower wishes to execute and deliver this Security Agreement to the Collateral Agent for the ratable benefit of the Swap Lenders.

     NOW, THEREFORE, in consideration of the premises and to (i) induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower and (ii) induce the Swap Lenders to enter into Interest Rate Protection Agreements with the Borrower, the Borrower hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

     1.  DEFINED TERMS.

     1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds.

     (b)  The following terms shall have the following meanings:

     "ACTIONABLE DEFAULT": the occurrence of any Event of Default or any default or other event or condition under the Credit Agreement or any Interest Rate Protection Agreement which permits the relevant Obligations to be accelerated.

     "AGREEMENT": this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "CODE": the Uniform Commercial Code as from time to time in effect in the State of New York.

     "COLLATERAL":  as defined in Section 2 of this Agreement.

     "COLLATERAL ACCOUNT": any collateral account established by the Collateral Agent as provided in subsection 5.3 or subsection 6.2.

     "CONTRACTS": (i) the Management Agreement, dated as of _________ __, 1994, between the Borrower and Cablevision Systems Corporation; (ii) the Asset Purchase Agreement, dated as of October 26, 1993, between Framingham Cablevision Associates, Limited Partnership, and Cablevision MFR, Inc., as amended and assigned to Cablevision of Framingham Holdings Inc., by Amendment No. 1 thereto, dated as of April 6, 1994, and as further amended by Amendment No. 2 thereto, dated as of June 3, 1991; and (iii) the Master Agreement, dated as of October 26, 1993, between Cablevision MFR, Inc., Monmouth Cablevision Associates, Framingham Cablevision Associates Limited Partnership and Riverview Cablevision Associates, L.P., as amended and assigned to Cablevision of Framingham Holdings Inc., by Amendment No. 1 thereto, dated as of April 6, 1994, and as further amended by Amendments No. 2 thereto, dated as of June 3, 1991; and (iv) the Escrow Agreement, dated as of June __, 1994 by and among Framingham Cablevision Associates, Limited Partnership, Cablevision of Framingham Holdings, Inc. and The Bank of New York, as Escrow Agent (the "Escrow Agreement"), as each may be amended, supplemented or otherwise modified from time to time, including, without limitation, (a) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Borrower to damages arising out of or for breach or default in respect thereof and (c) all rights of the Borrower to exercise all remedies thereunder.

     "MAJORITY SECURED PARTIES": either (a) Secured Parties holding in the aggregate at least 66 2/3% of the aggregate Obligations or (b) Secured Parties holding in the aggregate at least 51% of each of the following classes of outstanding Obligations: (i) the Obligations under the Loan Documents, and (ii) the Obligations under any Interest Rate Protection Agreements.

     "OBLIGATIONS": the collective reference to (i) the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Borrower to the Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and the L/C Obligations and interest accruing at the then applicable rate provided in the Credit Agreement, after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and (ii) net liabilities and other amounts owing under any Interest Rate Protection Agreement; whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, any Interest Rate Protection Agreement, the Applications, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, to the Agent, to the Lenders or to the Swap Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement, this Agreement, any Interest Rate Protection Agreement or any other Loan Document).

     "PATENTS": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 3 hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 3 hereto.

     "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to the Borrower of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3 hereto.

     "TRADEMARKS": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 4 hereto, and (b) all renewals thereof.

     "TRADEMARK LICENSE": means any agreement, written or oral, providing for the grant by or to the Borrower of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 4 hereto.

     "UNMATURED DEFAULT": any default or other event or condition which, with the giving of notice, the lapse of time, or both, would constitute an Actionable Default.

     1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"):

     (a)  all Accounts;

     (b)  all Chattel Paper;

     (c)  all Documents;

     (d)  all Equipment;

     (e) all General Intangibles, including the Contracts and, to the extent not prohibited by applicable law, licenses, franchises and other rights granted by the Federal Communications Commission or any state or local governmental authority and any proceeds from the transfer thereof;

     (f)  all Instruments;

     (g)  all Inventory;

     (h)  all Patents;

     (i)  all Patent Licenses;

     (j)  all Trademarks;

     (k)  all Trademark Licenses;

     (l) all Franchises, to the extent permitted by any applicable Requirements of Law;

     (m) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by the Borrower or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

     (n) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

     3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

     3.1 TITLE; NO OTHER LIENS. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted pursuant to the Credit Agreement.

     3.2 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) upon completion of the filings specified on
SCHEDULE 1 attached hereto will constitute perfected security interests in the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted to exist pursuant to the Credit Agreement and (c) are enforceable as such against
(1) all creditors of and purchasers from the Borrower (except purchasers of Inventory in the ordinary course of business) and (2) any Person having any interest in the real property where any of the Equipment is located.

     3.3 INVENTORY AND EQUIPMENT. The Inventory and the Equipment of the Borrower and its Subsidiaries are kept at the locations listed on SCHEDULE 2 hereto.

     3.4 CHIEF EXECUTIVE OFFICE. The Borrower's chief executive office and chief place of business, and the place where it keeps its books and records, is located at c/o Cablevision Systems Corporation, One Media Crossways, Woodbury, New York 11797.

     3.5 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     3.6 PATENTS AND TRADEMARKS. (a) Schedule 3 hereto includes all Patents and Patent Licenses owned by the Borrower in its own name as of the date hereof.
Schedule 4 hereto includes all Trademarks and Trademark Licenses owned by the Borrower in its own name as of the date hereof.

          (b) To the best of the Borrower's knowledge, each Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned.

          (c) Except as set forth in either Schedule 3 or Schedule 4, none of such Patents and Trademarks is the subject of any licensing or franchise agreement.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent or Trademark.

          (e) No action or proceeding is pending seeking to limit, cancel or question the validity of any Patent or Trademark, or which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

     4. COVENANTS. The Borrower covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     4.1 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

     4.2 MARKING OF RECORDS. The Borrower will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

     4.3  MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION.
(a) The Borrower shall maintain the security interest created by this Agreement as a perfected security interest subject only to the Liens permitted to exist pursuant to the Credit Agreement and shall defend such security interest against claims and demands of all Persons whomsoever.

     (b) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action (including without limitation all actions required under the Federal Assignment of Claims Act or any similar state statute) as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

     4.4  CHANGES IN LOCATIONS, NAME, ETC.  The Borrower will not:

     (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on SCHEDULE 2 hereto, unless it shall have given the Collateral Agent and the Secured Parties at least 30 days' prior written notice of such change;

     (b) change the location of its chief executive office and chief place of business or the location at which it maintains its books and records from that specified in subsection 3.4, unless it shall have given the Collateral Agent and the Secured Parties at least 30 days' prior written notice of such change; or

     (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Collateral Agent and the Secured Parties at least 30 days' prior written notice of such change.

     4.5 FURTHER IDENTIFICATION OF COLLATERAL. The Borrower will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

     4.6 INDEMNIFICATION. The Borrower agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (1) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Agreement. In any suit, proceeding or action brought by the Collateral Agent or any Secured Party under any Account for any sum owing thereunder, the Borrower will save, indemnify and keep the Collateral Agent and such Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Borrower.

     4.7 COVENANTS RELATING TO ACCOUNTS UPON DEFAULT. At any time after the occurrence and during the continuation of an Unmatured Default or an Actionable
Default:

          (i) the amount represented by the Borrower to the Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder;

         (ii) the Borrower will not amend, modify, terminate or waive any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral;

        (iii) the Borrower will not fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination);

         (iv) the Borrower will not fail to deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account; and

          (v) other than in the ordinary course of business as generally conducted by the Borrower, the Borrower will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     4.8 COVENANTS RELATING TO PATENTS AND TRADEMARKS. (a) The Borrower will not, except with respect to any Patents or Trademarks that the Borrower shall reasonably determine are not, either singularly or in the aggregate, of material economic value to it, do any act, or omit to do any act, whereby any such Patents may become abandoned or dedicated or any such Trademarks may become invalidated.

     (b) The Borrower will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to obtain the relevant material registration) and to maintain each material registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

     (c) In the event that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the Borrower shall promptly notify the Collateral Agent and the Secured Parties after it learns thereof and shall, unless the Borrower shall reasonably determine that such Patent or Trademark is of negligible economic value to the Borrower which determination the Borrower shall promptly report to the Collateral Agent and the Secured Parties, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Borrower shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

     5.  PROVISIONS RELATING TO ACCOUNTS.

     5.1 BORROWER REMAINS LIABLE UNDER ACCOUNTS. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     5.2 ANALYSIS OF ACCOUNTS. The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Borrower shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent's request and at the expense of the Borrower, the Borrower shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Accounts.

     5.3 COLLECTIONS ON ACCOUNTS. (a) The Collateral Agent hereby authorizes the Borrower to collect the Accounts, subject to the Collateral Agent's direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Actionable Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Actionable Default, any payments of Accounts, when collected by the Borrower, (1) shall be forthwith (and, in any event, within two Business Days) deposited by the Borrower in the exact form received, duly indorsed by the Borrower to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in subsection 6.3, and (2) until so turned over, shall be held by the Borrower in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Borrower.

     (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) At the Collateral Agent's request after the occurrence and during the continuance of an Actionable Default, the Borrower shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

     6.  REMEDIES.

     6.1 NOTICE TO ACCOUNT DEBTORS AND CONTRACT PARTIES. Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Actionable Default, the Borrower shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

     6.2 PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT. In addition to the rights of the Collateral Agent and the Secured Parties specified in subsection
5.3 with respect to payments of Accounts, if an Actionable Default shall occur and be continuing all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Collateral Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the sole dominion and control of the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Borrower in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 6.3.

     6.3 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Actionable Default shall have occurred and be continuing, at any time at the direction of the Majority Secured Parties, the Collateral Agent shall apply all or any part of Proceeds held in any Collateral Account as follows:

          FIRST: To the payment of all costs, expenses, liabilities and advances made or incurred by the Collateral Agent in connection with the collection and enforcement of the Obligations and the sale or other realization upon the Collateral;

          SECOND: To each Secured Party in an amount equal to such Secured Party's pro rata share of unpaid Obligations, to pay the Obligations which are then due and payable; if such monies shall be insufficient to pay in full such amounts, then to the payment thereof ratably (without priority of any one over any other) in proportion to the unpaid amounts thereof; and

          THIRD: Any surplus remaining after the termination of this Agreement shall be paid to the Borrower or its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     6.4 CODE REMEDIES. If an Actionable Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral Agent so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Collateral Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if received by the Borrower at least 10 days before such sale or other disposition.

     6.5 DEFICIENCY. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral or any Secured Party to collect such deficiency.

     7. COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT; COLLATERAL AGENT'S PERFORMANCE OF BORROWER'S OBLIGATIONS.

     7.1 POWERS. The Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Collateral Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

          (a) in the case of any Account, at any time when the authority of the Borrower to collect the Accounts has been curtailed or terminated pursuant to Section 5.3(a), or in the case of any other Collateral, at any time when any Actionable Default shall have occurred and is continuing, in the name of the Borrower or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, or

     General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable;

          (b) in the case of any Patents or Trademarks, at any time when any Actionable Default has occurred and is continuing, to execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Secured Parties' security interest in any Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby;

          (c) at any time when any Actionable Default has occurred and is continuing, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

          (d)  to execute, in connection with the sale provided for in Section
     6.4 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (e) upon the occurrence and during the continuance of any Actionable Default, (1) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (6) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (7) to assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

The Collateral Agent agrees that, except upon the occurrence and during the continuation of an Actionable Default, it will forbear from exercising the power of attorney or any rights granted to the Collateral Agent pursuant to this
Section 7.1.

     7.2 PERFORMANCE BY COLLATERAL AGENT OF BORROWER'S OBLIGATIONS. If the Borrower fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     7.3 BORROWER'S REIMBURSEMENT OBLIGATION. The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to 3% above the Chase Alternate Base Rate, from the date of payment by the Collateral Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Collateral Agent on demand.

     7.4 RATIFICATION; POWER COUPLED WITH AN INTEREST. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     8. DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     9. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code, the Borrower authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     10. COLLATERAL AGENT. (a) APPOINTMENT. Each Secured Party by its acceptance of the benefits hereof hereby irrevocably designates and appoints Chase as the Collateral Agent of such Secured Party under this Agreement, the Subordination Agreement and the other Security Documents, and each such Secured Party irrevocably authorizes Chase, as the Collateral Agent for such Secured Party, to take such action on its behalf under the provisions of this Agreement, the Subordination Agreement and the other Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, the Subordination Agreement and the other Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Subordination Agreement or any other Security Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Subordination Agreement or any other Security Document or otherwise exist against the Collateral Agent.

          (b) DELEGATION OF DUTIES. The Collateral Agent may execute any of its duties under this Agreement, the Subordination

Agreement or any other Security Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          (c) EXCULPATORY PROVISIONS. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement, the Subordination Agreement or any other Security Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement, any Interest Rate Protection Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any such documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any such documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any Interest Rate Protection Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          (d) RELIANCE BY COLLATERAL AGENT. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement, any Interest Rate Protection Agreement, the Subordination Agreement or any other Security Document unless it shall first receive such advice or concurrence of the Majority Secured Parties as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, any Interest Rate Protection Agreement or any other Loan Document in accordance with a request of the Majority Secured Parties, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

          (e) NOTICE OF DEFAULT. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Default or Actionable Default under the Credit Agreement or any Interest Rate Protection Agreement unless the Collateral Agent has received notice from a Secured Party or the Borrower referring to the relevant agreement, describing such Unmatured Default or Actionable Default and stating that such notice is a "Notice of Unmatured default" or "Notice of Actionable Default", as the case may be. In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the Secured Parties. The Collateral Agent shall take such action with respect to such Unmatured Default or Actionable Default as shall be reasonably directed by the Majority Secured Parties; PROVIDED that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Default or Actionable Default as it shall deem advisable in the best interests of the Secured Parties.

          (f) NON-RELIANCE ON COLLATERAL AGENT AND OTHER SECURED PARTIES. Each Secured Party expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its extensions of credit to the Borrower. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, any Interest Rate Protection Agreements and any other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          (g) INDEMNIFICATION. The Secured Parties agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective pro rata shares of the Obligations in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any Interest Rate Protection Agreements or any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; PROVIDED that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations.

          (h) COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Collateral Agent were not the Collateral Agent hereunder and under the Subordination Agreement and the other Security Documents. With respect to the extensions of credit made by it, the Collateral Agent shall have the same rights and powers under this Agreement, any Interest Rate Protection Agreements and the other Loan Documents as any Secured Party and may exercise the same as though it were not the Collateral Agent, and the terms "Secured Party" and "Secured Parties" shall include the Collateral Agent in its individual capacity.

          (i) SUCCESSOR COLLATERAL AGENT. The Collateral Agent may resign as Collateral Agent upon 10 days' notice to the Secured Parties. If the Collateral Agent shall resign as

Collateral Agent under this Agreement, the Subordination Agreement or any other Security Document, then the Majority Secured Parties shall appoint from among the Secured Parties a successor agent for the Secured Parties, which successor agent must be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to the Credit Agreement, any Interest Rate Protection Agreements or any other Loan documents. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

          (j) AUTHORITY VIS-A-VIS BORROWER. The Borrower acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the above provisions of this Section 10 and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Borrower, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

     11. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as provided in subsection 10.2 of the Credit Agreement.

     12. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13.  AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES.

     13.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Collateral Agent; PROVIDED that any provision of this Agreement may be waived by the Collateral Agent in a letter or agreement executed by the Collateral Agent or by telex or facsimile transmission from the Collateral Agent; and PROVIDED, further, that no such letter, agreement or instrument shall:

          (i) amend, modify or waive any provision of this Section 13.1 without the written consent of each Secured Party;

         (ii) amend or modify the definition of Majority Secured Parties without the written consent of each Secured Party;

        (iii) release any material portion of Collateral without the written consent of each Secured Party;

         (iv) amend, modify or waive any provision of Section 7.3 or the definition of the term "Obligations" without the written consent of each Secured Party whose rights would be adversely affected thereby; or

          (v) amend, modify or waive any provision of this Agreement so as to adversely affect any of the Collateral Agent's rights, immunities or indemnities hereunder or enlarge its duties hereunder, without the written consent of the Collateral Agent.

     13.2 NO WAIVER BY COURSE OF CONDUCT. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to subsection 13.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Unmatured Default or Actionable Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.

     13.3 REMEDIES CUMULATIVE. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     14. SECTION HEADINGS. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     17. REGULATORY APPROVALS. (a) Any provision contained herein to the contrary notwithstanding, no action shall be taken hereunder by the Collateral Agent with respect to any item of the Collateral unless and until all applicable requirements (if any) of the Federal Communications Commission under the Federal Communications Act of 1934, as amended, the Communication Antenna Television Commission, and the respective rules and regulations thereunder and thereof, as well as any other federal or state laws, rules and regulations of other operating municipality regulatory or governmental bodies applicable to or having jurisdiction over the Borrower, have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the Federal Communications Commission, the Communication Antenna Television Commission, any operating municipality and any other governmental authority under the terms of any franchise, license or similar operating right held by the Borrower and included in the Collateral. It is the intention of the parties hereto that the Liens in favor of the Collateral Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Borrower except in accordance with the provisions of such statutory requirements and rules and regulations. The Borrower agrees that upon request from time to time by the Collateral Agent it will use its reasonable efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 17.

          (b) THIRD PARTY APPROVALS. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the parties hereto acknowledge that the exercise of certain remedies by the Collateral Agent with respect to Collateral of the type described in paragraphs (c) and (m) of Section 2 may be subject to limitations on transferability of the Borrower's rights therein contained. The Borrower agrees that upon request from time to time by the Collateral Agent it will use its reasonable efforts to obtain any consents necessary to permit such transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                   CABLEVISION OF FRAMINGHAM, INC.



                                   By:_______________________________
                                      Name:
                                      Title:


Acknowledged and Agreed:

THE CHASE MANHATTAN BANK, N.A.,
  as Collateral Agent

By:____________________________
   Name:
   Title:

                                                                      SCHEDULE 1
                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings
                         -------------------------------

               Secretary of State's Office, Delaware
               Secretary of State's Office, New York
               Nassau County, New York
               Secretary of State's Office, Massachusetts
               Middlesex County, Massachusetts
               Worcester County, Massachusetts
               (Town of) Framingham, Massachusetts
               (Town of) Southborough, Massachusetts
               [other locations to be added by closing if necessary]

                                                                      SCHEDULE 2


                             INVENTORY AND EQUIPMENT


                                    Location
                                    --------

               Middlesex County, Massachusetts
               Worcester County, Massachusetts
               (Town of) Framingham, Massachusetts
               (Town of) Southborough, Massachusetts
               [other locations to be added by closing if necessary]

                                                                      SCHEDULE 3




                           PATENTS AND PATENT LICENSES


          Trademarks, service marks, service names, etc., owned by Programmers that the Borrower has rights to use under contracts pursuant to which the Borrower purchases programming for use in the System.

                                                                      SCHEDULE 4




                        TRADEMARKS AND TRADEMARK LICENSES

          Trademarks, service marks, service names, etc., owned by Programmers that the Borrower has rights to use under contracts pursuant to which the Borrower purchases programming for use in the System.

                                                                       EXHIBIT D


                           [FORM OF] BORROWING REQUEST


The Chase Manhattan Bank, N.A.
1 Chase Manhattan Plaza
New York, New York  10081

Attention:     [Name]
               [Title]

Gentlemen and Ladies:


     This Borrowing Request is delivered to you pursuant to subsection [2.3] [2.8] of the Credit Agreement, dated as of June 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Cablevision of Framingham, Inc. (the "BORROWER"), the several lenders from time to time parties thereto, The Chase Manhattan Bank, N.A., as Agent (the "AGENT") and CIBC Inc., as co-agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that a [Revolving Credit] [Term] Loan be made in the aggregate principal amount of $ ___________ on ___________, 19__ as [Eurodollar Loans having an Interest Period of ___________ months] [and $________ as] [Chase Alternate Base Rate Loans].

     The Borrower hereby acknowledges that, pursuant to subsection 5.2 of the Credit Agreement, the acceptance by the Borrower of the proceeds of the [Revolving Credit] [Term]

The Chase Manhattan Bank, N.A.         -2-


Loans requested hereby constitutes a representation and warranty by the Borrower that, as of the date of such [Revolving Credit] [Term] Loans, each of the conditions contained in subsection 5.2 of the Credit Agreement has been satisfied.

     Please wire transfer the proceeds of the borrowing requested hereby to the accounts of the following persons at the financial institutions indicated respectively:

                                PERSON TO BE PAID

                                                             NAME, ADDRESS, ETC.
AMOUNT TO BE                                                     OF TRANSFEREE
TRANSFERRED    NAME                ACCOUNT NO.                        LENDER
- - -----------    ----                -----------                   -------------
$__________    ________________    _____________________    ____________________
                                                            ____________________
                                                            Attention:__________
$__________    ________________    _____________________    ____________________
                                                            ____________________
                                                            Attention:__________
Balance of     The Borrower        _____________________    ____________________
such                                                        ____________________
proceeds                                                    Attention:__________

 The Chase Manhattan Bank, N.A.         -3-

     The Borrower has caused this Borrowing Request to be executed and delivered, and the representations and warranties contained herein to be made, on its behalf by a duly authorized Responsible Officer this ____ day of _______, 19___.

                                             CABLEVISION OF FRAMINGHAM, INC.



                                             By: ____________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT E

                    [FORM OF] CONTINUATION/CONVERSION NOTICE


The Chase Manhattan Bank, N.A.
1 Chase Manhattan Plaza
New York, New York  10081

Attention:[Name]
          [Title]


Gentlemen and Ladies:

          This Continuation/Conversion Notice is delivered to you pursuant to subsection 2.10 of the Credit Agreement, dated as of June 15, 1994 (as amended, supplemented or otherwise modified from time to time made thereto, the "CREDIT AGREEMENT"), among Cablevision of Framingham, Inc. (the "BORROWER"), the several lenders from time to time parties thereto, The Chase Manhattan Bank, N.A., as Agent (the "AGENT") and CIBC Inc., as co-agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

          The Borrower hereby requests that on ___________________, 19__, [$__________ in principal amount of presently outstanding [Term/Revolving Credit] Loans which accrue interest based on the Chase Alternate Base Rate be converted to Eurodollar Loans. The Interest Period for such Eurodollar Loans is requested to be a ______-month period.] [$______________ in principal amount of presently outstanding [Term/Revolving Credit] Loans which accrue interest based on the Eurodollar Rate with an Interest Period ending on ___________________, 19__ be continued as Eurodollar Loans. The Interest Period for such Eurodollar Loans commencing on the last day of the Interest Period referenced above is requested to be a ______-month period.] [$____________ in principal amount of presently outstanding [Term/Revolving Credit] Loans which accrue interest based on the Eurodollar Rate with an Interest Period ending on ___________________, 19__ be converted to Chase Alternate Base Rate Loans at the end of such Interest Period.]

[In the case of a conversion to or continuation as a Eurodollar Loan, the Borrower hereby represents and warrants that no Event of Default has occurred and is continuing.]

          The Borrower has caused this Continuation/Conversion Notice to be executed and delivered[, and the representations and warranties contained herein to be made,] on its behalf by a duly authorized Responsible Officer this ___ day of ________________, 19__.

                                             CABLEVISION OF FRAMINGHAM, N.A.


                                             By:_____________________________
                                                  Title:

                                                                       EXHIBIT F



                        [FORM OF] SUBORDINATION AGREEMENT



          SUBORDINATION AGREEMENT, dated as of __________ __, 1994, among Cablevision of Framingham, Inc. (the "BORROWER"), Cablevision of Framingham Holdings, Inc. (the "CSC PARENT"), Warburg, Pincus Investors, L.P. (the "WP PARENT"), Cablevision Systems Corporation (the "MANAGER") and The Chase Manhattan Bank, N.A., as agent (the "COLLATERAL AGENT").


                              W I T N E S S E T H:


          WHEREAS, certain banks and other financial institutions (the "LENDERS") have agreed to extend credit to the Borrower in accordance with and subject to the terms of the Credit Agreement, dated as of June 15, 1994, among the Borrower, the Collateral Agent, CIBC Inc., as co-agent and the Lenders (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined);

          WHEREAS, in the future certain Lenders (the "SWAP LENDERS") may enter into Interest Rate Protection Agreements with the Borrower, and net liabilities may become payable under such Interest Note Protection Agreements (such amounts payable, the "NET LIABILITIES");

          WHEREAS, the Borrower has secured its obligations (i) to the Collateral Agent and the Lenders under the Credit Agreement and (ii) to the Swap Lenders under any Interest Rate Protection Agreement which may be entered into in the future by granting to the Collateral Agent, the Lenders and the Swap Lenders a first priority security interest in substantially all of its assets under the Security Agreement, dated as of June __, 1994 (as the same may be amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT");

          WHEREAS, pursuant to the Management Agreement, the Manager has agreed to render management, supervisory and other services to the Borrower, and the Borrower has agreed to pay monthly management fees to the Manager and to reimburse the Manager and the CSC Parent for certain salaries paid and expenses incurred by the Manager or its affiliates, as the case may be, in rendering such services;

          WHEREAS, the CSC Parent and the WP Parent have made the Parent's Loans to the Borrower; and

          WHEREAS, the Manager has agreed to subordinate its rights to receive payment of Management Fees under the Management

Agreement and the CSC Parent and the WP Parent have agreed to subordinate their rights to receive principal, interest and other amounts in respect of the Parent's Loans, as hereinafter provided;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto acknowledge and agree as follows:


                                    ARTICLE I

                                  SUBORDINATION

          Section 1.1 SUBORDINATION OF DEBT. (a) TERMS. "SENIOR DEBT" shall mean and include (i) the principal of and interest, including, without limitation, any interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not a claim for such interest is allowed in any such action, on the Loans, (ii) net liabilities payable to the Swap Lenders under Interest Rate Protection Agreements and (iii) all other liabilities of the Borrower to the Collateral Agent, the Lenders and the Swap Lenders (collectively the "SENIOR CREDITORS") under the Loan Documents and any Interest Rate Protection Agreements. "SUBORDINATED DEBT" shall mean (i) the obligation of the Borrower to pay Management Fees to the Manager under the Management Agreement and (ii) the obligation of the Borrower to pay the principal of, interest on and other amounts payable in respect of the Parent's Loans. "MAJORITY SENIOR CREDITORS" shall have the meaning ascribed to the term "Majority Secured Parties" in the Security Agreement.

          (b) RIGHT TO PAYMENT. The payment of any and all Subordinated Debt shall be junior and subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

          Section 1.2 PAYMENT IN FULL. For all purposes of this Agreement, the Senior Debt shall not be deemed to have been paid in full unless (i) the holders thereof (or their duly authorized representatives) shall have irrevocably received cash equal to the amount of the Senior Debt at the time outstanding and (ii) the Revolving Commitments shall have been terminated.

          Section 1.3 DEFERRAL OF SUBORDINATED DEBT. The Manager, the WP Parent and the CSC Parent, as applicable, each agree to permit the deferral of sums to be paid by the Borrower under the Management Agreement or the Parent's Loans to the extent necessary to enable the Borrower to comply with the terms of the Credit Agreement.

          Section 1.4 MARKING BOOKS, FINANCIAL STATEMENTS. The Borrower and the holders of the Subordinated Debt will mark their respective books of account to show that the Subordinated

Debt is subordinated to the Senior Debt in the manner and to the extent set forth herein, and will cause their respective financial statements prepared for delivery to any person to make specific reference to the provisions hereof.

          Section 1.5 PAYMENTS ON ACCOUNT OF SUBORDINATED DEBT; COMMENCEMENT OF PROCEEDINGS. Unless and until all the Senior Debt shall have been paid in full, the Borrower will not make, and the holders of the Subordinated Debt will not demand, accept or receive, any direct or indirect payment (in cash, property, by setoff or otherwise) of or on account of the Subordinated Debt, and no such payment shall be due, in each case other than payments specifically permitted by the Credit Agreement and this Subordination Agreement. Unless and until all the Senior Debt shall have been paid in full, the holders of the Subordinated Debt will not commence any proceeding against the Borrower or join with any creditor in any such proceeding, under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government, unless the holders of the Senior Debt shall also join in bringing such proceeding.

          Section 1.6 PAYMENTS AND DISTRIBUTIONS RECEIVED. If any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the holders of the Subordinated Debt in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt (or their representatives) for application to the payment of all the Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of the holders of the Subordinated Debt to endorse or assign any such payment, distribution or security, the holders of the Senior Debt and such holders' representatives are hereby irrevocably authorized to endorse or assign the same.

          Section 1.7 INSOLVENCY, ETC. In the event of (a) any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to the Borrower or its property, or (b) any proceeding for voluntary liquidation, dissolution or other winding-up of the Borrower, and whether or not involving insolvency or bankruptcy, or (c) any assignment or receivership for the benefit of creditors, or (d) any distribution, division, marshalling or application of any of the properties or assets of the Borrower or the proceeds thereon to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in any such event:

               (i) the Senior Debt shall first be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of the Subordinated Debt;

              (ii) all principal of, premium, if any, and interest on the Parent's Loans shall forthwith (notwithstanding the terms of Section 1.5 and 1.11) become due and payable, and all accrued Management Fees shall forthwith (notwithstanding the terms of Section 1.5) become due and payable, and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms hereof) be payable or deliverable by the Borrower in respect of the Subordinated Debt shall be paid or delivered directly to the holders of the Senior Debt (or their representatives) ratably according to the respective aggregate amounts remaining unpaid thereon, until all the Senior Debt shall have been paid in full, and the holders of the Subordinated Debt at the time outstanding irrevocably authorize, empower and direct all receivers, trustees, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries;

             (iii) the holders of the Subordinated Debt at the time outstanding irrevocably authorize and empower (without imposing any obligation on) each holder of the Senior Debt at the time outstanding and such holder's representatives to demand, sue for, collect and receive all such payments and distributions in respect of the Subordinated Debt and to receipt therefor, and to file and prove all claims therefor and take all such other action (including the right to vote the interests of the holders of such Subordinated Debt) in the name of the holders of the Subordinated Debt or otherwise, as such Senior Debt holder or such holder's representatives may determine to be necessary or appropriate for the enforcement of this
     Section 1.7;

              (iv) the holders of the Subordinated Debt shall execute and deliver to each holder of the Senior Debt and such holder's representatives all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder's representatives, in order to enable such holders to enforce all claims upon or in respect of the Subordinated Debt; and

               (v) payments and distributions received by the holders of the Senior Debt by reason of the provisions hereof which otherwise would be paid or distributed to the holders of the Subordinated Debt, shall, as between the Borrower and its creditors (except the holders of the Senior
     Debt), on the one hand, and the holders of the Subordinated Debt, on the other hand, be deemed to be a payment by the Borrower on account of the Subordinated Debt.

          Section 1.8 EXCESS SENIOR DEBT PAYMENT, SUBROGATION, ETC. If cash, securities or other property otherwise payable or deliverable to the holders of the Subordinated Debt shall have been applied, pursuant to Section 1.6 or 1.7, to the payment of the Senior Debt in full, then and in such case, the holders of the Subordinated Debt (a) shall be entitled to receive from the holders of the Senior Debt any payments or distributions received by such Senior Debt holders in excess of the amount sufficient to pay all Senior Debt in full and (b) shall be subrogated to any rights of the holders of the Senior Debt to receive all further payments or distributions applicable to the Senior Debt until all principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Subordinated Debt shall have been paid in full. The holders of the Subordinated Debt shall not exercise any rights of subrogation which they may have with respect to the Senior Debt, whether pursuant to this Agreement, at common law or otherwise, until the Senior Debt has been paid in full.

          Section 1.9 OBLIGATIONS NOT IMPAIRED. Nothing contained in this Agreement shall impair, as between the Borrower and the holders of the Subordinated Debt, the obligation of the Borrower, which is absolute and unconditional, to pay to the holders thereof the principal thereof, the premium, if any, and interest and other amounts payable thereon as and when the same shall become due and payable in accordance with the terms thereof, or shall prevent the holders of the Subordinated Debt, upon default with respect to the Subordinated Debt, from exercising all rights, powers and remedies otherwise provided therein or by applicable law, all subject to the rights, if any, of the holders of the Senior Debt hereunder to receive cash, securities or other property otherwise payable or deliverable to the holders of the Subordinated Debt.

          Section 1.10 SUBORDINATION NOT AFFECTED, ETC. The terms of this Agreement, the subordination effected hereby, and the rights of the holders of the Senior Debt shall be effective notwithstanding (a) any amendment of or addition or supplement to the Credit Agreement, the other Loan Documents or the Interest Rate Protection Agreements relating to the Senior Debt owing to the Collateral Agent, the Lenders or the Swap Lenders or any instrument or agreement relating thereto, (b) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or any instrument or agreement relating thereto, (c) any sale, exchange, release or other transaction affecting all or any part of any property at any time pledged or mortgaged to secure, or however securing, the Senior Debt or (d) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission, in respect of any Senior Debt or any instrument or agreement relating thereto and in any of the cases described in (a) through (d), whether or not the holders of the Subordinated Debt shall have had notice or knowledge of any of the foregoing.

          Section 1.11 NO ACCELERATION OF PARENT'S LOANS. The Parent's Loans shall not be accelerated unless (i) the holders of the Senior Debt (or their duly authorized representatives) shall have irrevocably received cash equal to the amount of the Senior Debt outstanding and (ii) the Revolving Commitments have been terminated.


                                   ARTICLE II

                                  MISCELLANEOUS

          Section 2.1 RELATIVE RIGHTS; CONFLICT. It is intended that this Agreement shall not reduce or affect in any manner adverse to the Collateral Agent, the Lenders or the Swap Lenders the rights granted to them under the Loan Documents or any other instruments or agreement relating to the Loans or the Letters of Credit or the Interest Rate Protection Agreements.

          Section 2.2 CONSENT TO ASSIGNMENT OF MANAGEMENT AGREEMENT. The Manager hereby consents to the collateral assignment of the Borrower's rights and duties under Section 4(f) of the Management Agreement to the Collateral Agent pursuant to the terms of the Security Agreement.

          Section 2.3 NEGATIVE PLEDGE BY PARENTS. Each of the CSC Parent and the WP Parent hereby covenants that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any other Senior Debt is owing to any Senior Creditor, such parent shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien upon its Capital Stock in the Borrower.

          Section 2.4 AMENDMENTS AND WAIVERS. This Agreement may not be amended, supplemented, modified or waived except with the prior written consent of the Borrower, the Manager, the WP Parent, the CSC Parent and the Majority Senior Creditors, PROVIDED that no such amendment, supplement, modification or consent shall:

          (i) amend, modify or waive any provision of this Section 2.4 without the written consent of each Senior Creditor;

         (ii) amend or modify the definition of Majority Senior Creditors without the written consent of each Senior Creditor;

        (iii) amend, modify or waive the term "Senior Debt" without the written consent of each Senior Creditor whose rights would be adversely affected thereby; or

         (iv) amend, modify or waive any provision of this Agreement so as to adversely affect any of the Collateral

     Agent's rights, immunities or indemnities hereunder or enlarge its duties hereunder, without the written consent of the Collateral Agent.

In addition, neither the Management Agreement nor any other document evidencing any Subordinated Debt may be amended, supplemented, modified, waived or canceled in any manner without the prior written consent of the Majority Senior Creditors, unless otherwise expressly permitted by the Credit Agreement.

          Section 2.5 AMENDMENT OF AGREEMENTS. The Credit Agreement, the Interest Rate Protection Agreements and any other Loan Document may be amended from time to time by the Lenders or the Swap Lenders, as the case may be, and the Borrower in accordance with the terms thereof without the consent of the holders of the Subordinated Debt.

          Section 2.6 ASSIGNMENT. This Agreement may be assigned by any Senior Creditor upon any assignment or transfer of the obligation owing to it which is not otherwise prohibited. The rights and obligations of the Manager under this Agreement shall be assigned by the Manager upon any assignment or transfer of its rights and obligations under the Management Agreement which is permitted under the Credit Agreement.

          SECTION 2.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          Section 2.8 SEVERABILITY. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 2.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

          Section 2.10 CAPTIONS. Captions to Sections and Articles are provided for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 2.11 ACKNOWLEDGEMENT. The parties hereto hereby acknowledge that this Agreement is intended to effect the subordination of (i) the Manager's rights and interests in the Management Agreement and (ii) the CSC Parent's and WP Parent's rights and interests in the Parent's Loans to the rights and interests of the Collateral Agent, the Lenders and the Swap Lenders in the Senior Debt.

          IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement as of the day first written above.


                                   CABLEVISION OF FRAMINGHAM, INC.


                                   By   ____________________________
                                        Name:
                                        Title:


                                   CABLEVISION SYSTEMS CORPORATION


                                   By   _______________________________
                                        Name:
                                        Title:


                                   CABLEVISION OF FRAMINGHAM HOLDINGS, INC.


                                   By   _______________________________
                                        Name:
                                        Title:


                                   WARBURG, PINCUS INVESTORS, L.P.

                                   By  WARBURG, PINCUS & CO.,
                                             the general partner


                                   By _________________________________
                                      Name:
                                      Title:


                                   THE CHASE MANHATTAN BANK, N.A.,
                                     as Collateral Agent


                                   By   _______________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT G


                         CABLEVISION OF FRAMINGHAM, INC.
                            SUBSCRIBERS CERTIFICATE
                              _____________, 199_

                                                           CURRENT QUARTER            | |                     YEAR TO DATE
                                                                                      | |
                                                                              FAV.    | |                                      FAV.
                                                                            (UNFAV)   | |                                    (UNFAV)
                                             BUDGET         ACTUAL         VARIANCE   | |      BUDGET         ACTUAL        VARIANCE
                                             ------         ------         --------   | |      ------         ------        --------
                                                                                      | |
P & L                                                                                 | |
                                                                                      | |
RECURRING REVENUE                                                                 0   | |                                          0
OTHER REVENUE                                                                     0   | |                                          0
                                             --------       --------       --------   | |      --------       --------       -------
     TOTAL REVENUE                                                                0   | |                                          0
                                             --------       --------       --------   | |      --------       --------       -------
                                                                                      | |
GROSS EXPENSES                                                                    0   | |                                          0
CAPITALIZED EXPENSES                                                              0   | |                                          0
                                             --------       --------       --------   | |      --------       --------       -------
     NET EXPENSES                                                                 0   | |                                          0
                                             --------       --------       --------   | |      --------       --------       -------
                                             ________       ________       ________   | |      ________       ________       _______
     OPERATING INCOME                                                             0   | |             0              0             0
                                             --------       --------       --------   | |      --------       --------       -------
                                                                                      | |
MANAGEMENT FEE                                      0              0              0   | |             0              0             0
                                                                                      | |
                                             --------       --------       --------   | |      --------       --------       -------
     BANK CASH FLOW                                                               0   | |                                          0
                                             --------       --------       --------   | |      --------       --------       -------
                                                                                      | |
                                                                                      | |
HOMES PASSED                                                                      0   | |                                          0
                                                                                      | |
INSTALLED BASIC SUBSCRIBERS                                                           | |
                                                                                      | |
BASIC PENETRATION (1)                                                         0.00%   | |                                      0.00%
                                                                                      | |
PAY UNITS                                                                         0   | |                                          0
PAY TO BASIC RATIO                                                             0.00   | |                                       0.00
                                                                                      | |
RECURRING REVENUE PER AVERAGE                                                         | |
     INSTALLED SUBSCRIBER                                                      0.00   | |                                       0.00

                                                                                      | |
(1)  INSTALLED BASIC SUBSCRIBERS/HOMES PASSED


                                                                       EXHIBIT I

                       [FORM OF] ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement, dated as of June 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Cablevision of Framingham, Inc., a Delaware corporation (the "BORROWER"), the several Lenders from time to time parties thereto, The Chase Manhattan Bank, N.A., as agent (in such capacity, the "AGENT") and CIBC Inc., as co-agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

_________________________(the "ASSIGNOR") and____________________________
(the "ASSIGNEE") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ___% interest (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on SCHEDULE 1 (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount for each Assigned Facility as set forth on SCHEDULE 1.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s) held by it evidencing the Assigned Facilities and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facility) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                                                                               2
     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to paragraph 2.18 of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be__________ ________ ____, 19_____(the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to subsection 10.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                                               3
     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          To Assignment And Acceptance
          Relating To The Credit Agreement, Dated As Of June 15, 1994,
                                      Among
                         Cablevision Of Framingham, Inc.
                           The Lenders Named Therein,
                    The Chase Manhattan Bank, N.A., As Agent
                 For The Lenders (In Such Capacity, The "Agent")
                                       And
                       Canadian Imperial Bank Of Commerce,
                           As Co-agent For The Lenders
- - ------------------------------------------------------------------------------

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

                                                       Revolving Commitment
            Credit                  Principal              or Term Loan
       Facility Assigned         Amount Assigned      Percentage Assigned (1)
      -------------------       ----------------     -------------------------
      [Specify Revolving       $_________________    _____.__________________%
      Credit Facility or
      Term Loan
      Facility]

                    [Name of Assignee]            [Name of Assignor]
               By________________________     By___________________________
               Name:                          Name:
               Title:                         Title:







___________________________
(1) Calculate the percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate revolving commitments or term loans of all Lenders.

                                                                               2
Accepted for Recording in the              [Consented (2) To:
Register:

The Chase Manhattan Bank,                  Cablevision of Framingham,
N.A., as Agent                             Inc.


By _______________________                 By _______________________
Name:                                      Name:
Title:                                     Title:

                                           The Chase Manhattan Bank, N.A.
                                           as Agent

                                           By _______________________
                                           Name:
                                           Title:                  ]

                                           [Name of each L/C Issuer] (3)

                                           By ______________________
                                           Name:
                                           Title:





_______________________
(2)  Consents required if Assignee is not a Lender.

(3) Consent of L/C Issuer(s) required only if an assignment of revolving commitments.

                                                                       EXHIBIT J


                                     FORM OF
                             STOCK PLEDGE AGREEMENT


     PLEDGE AGREEMENT, dated as of June __, 1994, made by Cablevision of Framingham Holdings, Inc., a Delaware corporation (the "PLEDGOR") in favor of The Chase Manhattan Bank, N.A. ("CHASE") as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders parties to the Credit Agreement, dated as of June 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Cablevision of Framingham, Inc., a Delaware corporation (the "BORROWER"), The Chase Manhattan Bank, N.A., as agent (in such capacity, the "Agent") and CIBC Inc., as co-agent (in such capacity, the "Co-Agent") and such Lenders, and (ii) the Swap Lenders (as defined below) parties to any Interest Rate Protection Agreement which may be entered into by the Borrower in the future (the Lenders and Swap Lenders collectively, the "SECURED PARTIES").


                              W I T N E S S E T H:


     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower under the Credit Agreement;

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Collateral Agent for the ratable benefit of the Lenders;

     WHEREAS, the Pledgor is the parent of the Borrower, and it is to the advantage of the Pledgor that the Lenders make the Loans to the Borrower; and

     WHEREAS, in order to induce the Swap Lenders to enter into their respective Interest Rate Protection Agreements with the Borrower, the Borrower wishes to execute and deliver this Pledge Agreement to the Collateral Agent for the ratable benefit of the Swap Lenders.

     WHEREAS, the Pledgor is the legal and beneficial owners of the shares of Pledged Stock (as hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and to (i) induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their

                                                                               2
respective Loans to the Borrower and (ii) induce the Swap Lenders to enter into Interest Rate Protection Agreements with the Borrower, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:

     1. DEFINED TERMS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     (b)  The following terms shall have the following meanings:

     "ACTIONABLE DEFAULT": the occurrence of any Event of Default or any default or other event or condition under the Credit Agreement or any Interest Rate Protection Agreement which permits the relevant Obligations to be accelerated.

     "AGREEMENT": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "CODE": the Uniform Commercial Code from time to time in effect in the State of New York.

     "COLLATERAL":  the Pledged Stock and all Proceeds.

     "COLLATERAL ACCOUNT": any account established to hold money Proceeds, maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 9(a).

     "MAJORITY SECURED PARTIES": either (a) Secured Parties holding in the aggregate at least 66 2/3% of the aggregate Obligations or (b) Secured Parties holding in the aggregate at least 51% of each of the following classes of outstanding Obligations: (i) the Obligations under the Loan Documents and (ii) the Obligations under any Interest Rate Protection Agreements.

     "OBLIGATIONS":  as defined in the Security Agreement.

     "PLEDGED STOCK": the shares of capital stock listed on SCHEDULE 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Borrower to the Pledgor while this Agreement is in effect.

     "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

                                                                               3
     "SECURITIES ACT":  the Securities Act of 1933, as amended.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. GUARANTEE. (a) Subject to the provisions of Sections 2(b) and 2(c) below, the Pledgor hereby unconditionally and irrevocably guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     (b) The Pledgor shall have no personal liability for payment of the Obligations, and in any action or suit to collect the Obligations, the Collateral Agent and the Secured Parties shall not seek any IN PERSONAM judgment against the Pledgor or any judgment for a deficiency but shall look solely to the security interests hereunder and under the other Security Documents and the collateral described herein and therein for payment of the Obligations. Nothing contained in this Section shall be construed to impair the validity of the Obligations or any of the Security Documents or affect or impair in any way the right of the Collateral Agent and the Secured Parties to exercise their rights and remedies under the Credit Agreement, the Notes, this Agreement, any Interest Rate Protection Agreement and any other Loan Documents in accordance with their terms.

     (c) The maximum liability of the Pledgor hereunder shall in no event exceed the amount which can be guaranteed by the Pledgor under applicable federal and state laws relating to the insolvency of debtors.

     3. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby delivers to the Collateral Agent, for the ratable benefit of the Secured Parties, all the Pledged Stock owned by the Pledgor and hereby grants to Collateral Agent, for the ratable benefit of the Secured Parties, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     4. STOCK POWERS. Concurrently with the delivery to the Collateral Agent of each certificate representing one or more

                                                                               4
shares of Pledged Stock to the Collateral Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Collateral Agent so requests, signature guaranteed.

     5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

     (a) the Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

     (b) This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, and upon delivery to the Collateral Agent of the stock certificates evidencing the Pledged Stock owned by the Pledgor, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Requirement of Law or Contractual Obligation of the Pledgor, except the security interest created by this Agreement.

     (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

                                                                               5
     (f) The shares of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares of all classes of the capital stock of the Borrower.

     (g) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (h) The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

     6. COVENANTS. The Pledgor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Pledgor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Borrower shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the

                                                                               6
Secured Parties, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

     (b) Without the prior written consent of the Collateral Agent, the Pledgor will not (1) vote to enable, or take any other action to permit, the Borrower to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Borrower, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interest created by this Agreement or (4) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Collateral Agent to sell, assign or transfer any of the Collateral.

     (c) The Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

     (d) The Pledgor shall pay, and save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     7. CASH DIVIDENDS; VOTING RIGHTS. Unless an Actionable Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Pledgor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 8 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Borrower and consistent with past practice in respect of the

                                                                               7
Pledged Stock owned by the Pledgor and to exercise all voting and corporate rights with respect to such Pledged Stock; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement, any Interest Rate Protection Agreement or any other Loan Document.

     8. RIGHTS OF THE SECURED PARTIES AND THE COLLATERAL AGENT. (a) All money Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent for the benefit of the Secured Parties in a Collateral Account. All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Pledgor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 9(a).

     (b) If an Actionable Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Pledgor, (a) the Collateral Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (b) all shares of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (1) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Borrower or otherwise and (2) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Borrower, or upon the exercise by the Pledgor or the Collateral Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     9. REMEDIES. (a) If an Actionable Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of

                                                                               8
Proceeds held in any Collateral Account in payment of the Obligations in such order as the Collateral Agent may elect.

     (b) If an Actionable Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Collateral Agent, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(1)(c) of the Code, need the Collateral Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands they may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days

                                                                               9
before such sale or other disposition. The Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.


     10. REGISTRATION RIGHTS; PRIVATE SALES. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 9 hereof, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will cause the Borrower to (1) execute and deliver, and cause the directors and officers of the Borrower to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (2) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (3) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Borrower to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to their security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Borrower would agree to do so.

                                                                              10
     (c) The Pledgor further agrees to use their best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Actionable Default has occurred.

     11. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO BORROWER. The Pledgor hereby authorizes and instructs the Borrower to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Actionable Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Borrower shall be fully protected in so complying.

     12.  NO SUBROGATION.

     Notwithstanding anything to the contrary in this Agreement, the Pledgor hereby irrevocably waives all rights which may have risen in connection with this Agreement to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Collateral Agent or the Secured Parties against the Borrower or against any collateral security or guarantee or right of offset held by the Collateral Agent or the Secured Parties for the payment of the Obligations. The Pledgor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Person which may have arisen in connection with this Agreement. So long as the Obligations remain outstanding, if any amount shall be paid or on behalf of the Borrower to the Pledgor on account of any of the rights waived in this Section, such amount shall be held by the Pledgor in trust, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Collateral Agent for the ratable benefit of the Secured Parties in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine. The provisions of this Section shall survive the term of this Agreement and the payment in full of the

                                                                              11
Obligations and the termination of the Term Loan Commitment and Revolving Commitments.

     13.  AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS.
(a) The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the security interests granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party, and any of the Obligations continued, and the Obligations, or the liability of the Borrower or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Collateral Agent or any Secured Party, and the Credit Agreement, the Notes, any Interest Rate Protection Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Secured Parties may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Collateral Agent or any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon this Agreement; the Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between the Borrower and the Pledgor, on the one hand, and the Collateral Agent and the Secured Parties, on the other, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Pledgor with respect to the Obligations. When pursuing its rights and remedies hereunder against the Pledgor, the Collateral Agent and any Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of

                                                                              12
offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Pledgor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against the Pledgor or the Collateral.

     14. COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. (a) The Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

     (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 14(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     15. DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account, except that the Collateral Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Collateral Agent, any Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     16. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate

                                                                              13
to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     17. COLLATERAL AGENT. (a) APPOINTMENT. Each Secured Party by its acceptance of the benefits hereof hereby irrevocably designates and appoints Chase as the Collateral Agent of such Secured Party under this Agreement, the Subordination Agreement and the other Security Documents, and each such Secured Party irrevocably authorizes Chase, as the Collateral Agent for such Secured Party, to take such action on its behalf under the provisions of this Agreement, the Subordination Agreement and the other Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement, the Subordination Agreement and the other Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Subordination Agreement or any other Security Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Subordination Agreement or any other Security Document or otherwise exist against the Collateral Agent.

     (b) DELEGATION OF DUTIES. The Collateral Agent may execute any of its duties under this Agreement, the Subordination Agreement or any other Security Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     (c) EXCULPATORY PROVISIONS. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement, the Subordination Agreement or any other Security Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement, any Interest Rate Protection Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any such documents or for the value, validity, effectiveness, genuineness, enforceability or

                                                                              14
sufficiency of any such documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any Interest Rate Protection Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

     (d) RELIANCE BY COLLATERAL AGENT. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement, any Interest Rate Protection Agreement or the Subordination Agreement or any other Security Document unless it shall first receive such advice or concurrence of the Majority Secured Parties as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, any Interest Rate Protection Agreement or any other Loan Document in accordance with a request of the Majority Secured Parties, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

     (e) NOTICE OF ACTIONABLE DEFAULT. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Actionable Default under the Credit Agreement or any Interest Rate Protection Agreement unless the Collateral Agent has received notice from a Secured Party or the Borrower referring to the relevant agreement, describing such Actionable Default and stating that such notice is a "Notice of Actionable Default", In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the Secured Parties. The Collateral Agent shall take such action with respect to such Actionable Default as shall be reasonably directed by the Majority Secured Parties; PROVIDED that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated

                                                                              15
to) take such action, or refrain from taking such action, with respect to such Actionable Default as it shall deem advisable in the best interests of the Secured Parties.

     (f) NON-RELIANCE ON COLLATERAL AGENT AND OTHER SECURED PARTIES. Each Secured Party expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its extensions of credit to the Borrower. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, any Interest Rate Protection Agreements and any other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     (g) INDEMNIFICATION. The Secured Parties agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective pro rata shares of the Obligations in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any Interest Rate Protection Agreements or

                                                                              16
any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; PROVIDED that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations.

     (h) COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Collateral Agent were not the Collateral Agent hereunder and under the Subordination Agreement and the other Security Documents. With respect to the extensions of credit made by it, the Collateral Agent shall have the same rights and powers under this Agreement, any Interest Rate Protection Agreements and the other Loan Documents as any Secured Party and may exercise the same as though it were not the Collateral Agent, and the terms "Secured Party" and "Secured Parties" shall include the Collateral Agent in its individual capacity.

     (i) SUCCESSOR COLLATERAL AGENT. The Collateral Agent may resign as Collateral Agent upon 10 days' notice to the Secured Parties. If the Collateral Agent shall resign as Collateral Agent under this Agreement, the Subordination Agreement or any other Security Document, then the Majority Secured Parties shall appoint from among the Secured Parties a successor agent for the Secured Parties, which successor agent must be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to the Credit Agreement, any Interest Rate Protection Agreements or any other Loan documents. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

     (j) AUTHORITY VIS-A-VIS BORROWER. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral

                                                                              17
Agent and the Secured Parties, be governed by the above provisions of this
Section 17 and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Borrower shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     18. NOTICES. All notices, requests and demands to or upon the Collateral Agent or the Pledgor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

     (a) if to the Collateral Agent, at its address or transmission number for notices provided in subsection 10.2 of the Credit Agreement; and

     (b) if to the Pledgor, at its address or transmission number for notices set forth under its signature below.

The Collateral Agent and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

     19. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     20. INTEGRATION. This Agreement represents the agreement of the Pledgor with respect to the subject matter hereof and there are no promises or representations by the Collateral Agent or any Secured Party relative to the subject matter hereof not reflected herein.

     21. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collateral Agent, PROVIDED that any provision of this Agreement may be waived by the Collateral Agent and the Secured Parties in a

                                                                              18
letter or agreement executed by the Collateral Agent or by telex or facsimile transmission from the Collateral Agent.

     (b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 21(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Actionable Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     22. SECTION HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     23. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns.

     24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     25. REGULATORY APPROVALS. Any provision contained herein to the contrary notwithstanding, no action shall be taken hereunder by the Collateral Agent with respect to any item of the Collateral unless and until all applicable requirements (if any) of the Federal Communications Commission under the Federal Communications Act of 1934, as amended, the Communication Antenna Television Commission, and the respective rules and regulations thereunder and thereof, as well as any other federal or state laws, rules and regulations of other operating municipality regulatory or governmental bodies applicable to or having jurisdiction over the Pledgor, have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the Federal Communications Commission, the

                                                                              19
Communication Antenna Television Commission, any operating municipality and any other governmental authority under the terms of any franchise, license or similar operating right held by the Borrower and included in the Collateral. It is the intention of the parties hereto that the Liens in favor of the Collateral Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Pledgor, except in accordance with the provisions of such statutory requirements and rules and regulations. The Pledgor agrees that upon request from time to time by the Collateral Agent it will use its reasonable efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 25.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                        CABLEVISION OF FRAMINGHAM HOLDINGS, INC.


                                        By_______________________________

                                        Title____________________________

                                        Address:_________________________
                                                _________________________
                                                _________________________
                                        Telex:    _______________________
                                        Fax:    _________________________

                           ACKNOWLEDGEMENT AND CONSENT


        The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated June __, 1994, made by Cablevision of Framingham Holdings, Inc. for the benefit of The Chase Manhattan Bank, N.A., as Collateral Agent (the "PLEDGE AGREEMENT"). The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

        1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

        2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 6(a) of the Pledge Agreement.

        3. The terms of Section 10(c) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of Section 10 of the Pledge Agreement.

                                        CABLEVISION OF FRAMINGHAM, INC.



                                        By ____________________________

                                        Title _________________________

                                        Address for Notices:

                                        c/o Cablevision Systems Corporation
                                        One Media Crossways
                                        Woodbury, New York  11797

                                        Fax: 516-496-1780

                                                                      SCHEDULE 1
                                                             TO PLEDGE AGREEMENT
                          DESCRIPTION OF PLEDGED STOCK

                                                     Stock
                                    Class of      Certificate      No. of
       Issuer         Pledgor        Stock*           No.          Shares
     ----------     ----------     ----------     ----------     ----------
 Cablevision of   Cablevision of     Common            2             100
Framingham, Inc.  Framingham
                  Holdings, Inc.






____________________
     *Stock is assumed to be common stock unless otherwise indicated.